                                                                  EXHIBIT (b)


                                                               CONFORMED COPY


                      AMENDMENT AND RESTATEMENT AGREEMENT
                             dated 6 November 1998


                                 relating to a
                    Credit Agreement dated 5 September 1997
                 (as amended by a Supplemental Credit Agreement
        dated 24 November 1997 and a Second Supplemental Agreement dated
                                 19 June 1998)



                                   MISYS PLC
                                  as Borrower


                          THE GUARANTORS NAMED HEREIN


                                  ING BARINGS
                        LLOYDS BANK PLC CAPITAL MARKETS
                                  as Arrangers


                      THE BANKS AND FINANCIAL INSTITUTIONS
                                  NAMED HEREIN


                                LLOYDS BANK PLC
                           as Overdraft Facility Bank


                        LLOYDS BANK PLC CAPITAL MARKETS
                                    as Agent





                                  Ref: JMS/JLM

THIS AMENDMENT AND RESTATEMENT AGREEMENT is made on 6 November 1998 between

            (1) MISYS PLC (the "BORROWER")


            (2) THE COMPANIES listed as Guarantors in Schedule 4 of this
                Agreement (each a "GUARANTOR", together the "GUARANTORS")


            (3) BARING BROTHERS LIMITED trading as ING BARINGS and LLOYDS BANK
                PLC trading as LLOYDS BANK PLC CAPITAL MARKETS as arrangers (the "ARRANGERS")


            (4) THE BANKS AND FINANCIAL INSTITUTIONS listed as Acquisition
                Facility Banks at the end of this Agreement (the "ACQUISITION FACILITY BANKS")


            (5) THE BANKS AND FINANCIAL INSTITUTIONS listed as Revolving Credit
                Facility Banks at the end of this Agreement (the "REVOLVING CREDIT FACILITY BANKS")


            (6) LLOYDS BANK PLC as the bank providing the Overdraft Facility
                (the "OVERDRAFT FACILITY BANK")


            (7) LLOYDS BANK PLC trading as LLOYDS BANK PLC CAPITAL MARKETS as agent for the Banks (the "AGENT").


                 BACKGROUND

             (A) The parties to this Amendment and Restatement Agreement are parties to a credit agreement dated 5 September 1997 (as amended by a Supplemental Credit Agreement dated 24 November 1997 and a Second Supplemental Credit Agreement dated 19 June
                 1998) (the "CREDIT AGREEMENT"), pursuant to which the Acquisition Facility Banks made available to the Borrower a Dollar acquisition facility of $200,000,000 (as reduced) and the Revolving Credit Facility Banks made available a Dollar revolving credit facility of up to $190,000,000 and the Overdraft Facility Bank made available to the Borrower an overdraft and ancillary facilities.

             (B) The Borrower wishes to amend the Credit Agreement on the terms below to (inter alia) amalgamate the existing acquisition facility and revolving credit facility into a new revolving credit facility.

             (C) The parties to this Amendment and Restatement Agreement have agreed to restate the Credit

            Agreement to reflect the changes required.

            It is agreed as follows:


                1       INTERPRETATION

             1.1 Definitions: In this Amendment and Restatement Agreement, except where the context otherwise requires, words and expressions defined and references construed in the Credit Agreement (but not defined or construed in this Amendment and Restatement Agreement) shall have the same meaning, and, in addition:

                 "EFFECTIVE DATE" means the date determined in accordance with Clause 3.1 of this Amendment and Restatement Agreement

                 "RESTATED CREDIT AGREEMENT" means the Credit Agreement as restated and amended in the terms of Schedule 3.

             1.2 Headings: Headings shall be ignored in construing this
                 Amendment and Restatement Agreement.


              2  AMENDMENT

                 Provided that no notice has been given under Clause 21.2 of the Credit Agreement before the Agent gives the confirmation referred to in the first sentence of Clause 3 of this Amendment and Restatement Agreement then, on and with effect from the Effective Date, the Credit Agreement shall be amended and restated as set out in Schedule 3 so that the rights and obligations of the parties to this Amendment and Restatement Agreement shall be governed by the terms of the Restated Credit Agreement. For the avoidance of doubt, with effect on and from the Effective Date, the Borrower shall be liable for any Advances then outstanding, and any interest, commitment or other sum then accrued but unpaid, under the Credit Agreement.


              3  CONDITIONS

             3.1 CONDITIONS PRECEDENT: The Effective Date of this Amendment and
                 Restatement Agreement shall be the date on which the Agent has confirmed to the Borrower that the Agent has received documents appearing to comply with the requirements of Schedule 1. The Agent shall promptly notify the Borrower and the Banks when it has received all those documents and has found that they appear to comply with those requirements.

             3.2 CONDITIONS SUBSEQUENT: THE Borrower will procure that each
                 Guarantor will, and in any event each Guarantor will, deliver to the Agent, in a form satisfactory to it, resolutions of, or other evidence from, each Guarantor constituting or evidencing all corporate action necessary on the part of the relevant Guarantor to authorise the signing of this Amendment and Restatement Agreement and the giving of any communications and/or taking of any other action required under or in connection with this Amendment and Restatement Agreement, within 50 Business Days of the date of this Amendment and Restatement Agreement.


         4  REPRESENTATIONS AND WARRANTIES

            The Borrower and the Guarantors jointly and severally represent to and for the benefit of each other party to this Amendment and Restatement Agreement that the representations and warranties contained in Clause 17 of the Restated Credit Agreement which are stated to be repeated in accordance with Clause 17.1.18 of the Restated Credit Agreement (except, as to matters of law only, the representation and warranty in Clause 17.1.5 of the Restated Credit Agreement shall be subject to the qualifications in paragraphs 5 and 6 of the opinion of Linklaters & Paines) are complied with and would be correct in all respects if repeated on the date of this Amendment and Restatement Agreement by reference to the circumstances now existing and will be complied with and would be correct in all respects if repeated on the Effective Date by reference to the circumstances then existing (but, in each case, as if references in those representations and warranties to the Restated Credit Agreement were instead to this Amendment and Restatement Agreement).


         5  GENERAL

            Clause 16 (Payments), Clause 26 (Expenses and Stamp Duty), Clause 29 (Remedies, Waivers, Amendments and Consents), Clause 30 (Communications), Clause 31 (Partial Invalidity), Clause 33 (Counterparts) and Clause 34 (Governing Law and Jurisdiction) of the Restated Credit Agreement shall apply, with any necessary consequential amendments, to this Amendment and Restatement Agreement.


         6  CREDIT AGREEMENT

            Save as expressly provided in this Amendment and Restatement Agreement, the Credit Agreement remains and shall continue in full force and effect. Without limiting the provisions of the first sentence of this Clause 6, the Guarantors expressly confirm that the guarantee and indemnity as set out in Clause 23 of the Restated Credit Agreement will apply in relation to the obligations of the Borrower under the Restated Credit Agreement.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT



              1 Certificate from the Borrower dated on or after the date of this Agreement in substantially the form set out in Schedule 2, duly executed by a Director of the Borrower, together with the documents stated by the certificate as being delivered with it and

              2 Legal opinion dated on or after the date of this Agreement, from Linklaters & Paines, English legal advisers to the Agent, Arrangers and Banks.

                                   SCHEDULE 2
                             CERTIFICATE OF BORROWER




To:          Lloyds Bank Plc Capital Markets
             as Agent for the Banks
                                                                         [Date]


            I refer to the Credit Agreement dated 5 September 1997 (the "CREDIT AGREEMENT") (as amended by a Supplemental Credit Agreement dated 24 November 1997 and a Second Supplemental Agreement dated 19 June
            1998), and as amended and restated by an amendment and restatement agreement dated [-] 1998 (the "AMENDMENT AND RESTATEMENT AGREEMENT") between MISYS plc (the "BORROWER"), the Arrangers and the Banks named in it and yourselves as Agent. Terms defined and references construed in the Amendment and Restatement Agreement have the same meaning and construction in this Certificate which is given as contemplated by paragraph 1 of Schedule 1 to the Amendment and Restatement Agreement.

            I am a Director of the Borrower and hereby certify as follows:

         1  AUTHORITY: I am duly authorised to give this Certificate.

         2 Powers: Delivered with this Certificate and signed or initialled by me for the purpose of identification is EITHER (1) a true, complete and up-to-date copy of the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower as in effect when it signed the Amendment and Restatement Agreement and on the date of this Certificate OR (2) a confirmation from the Borrower, confirming that no changes have occurred since the delivery of the Certificate of the Borrower under the Credit Agreement. The Borrower is carrying on a business authorised under its Memorandum of Association. Neither the entry into the Amendment and Restatement Agreement or the Credit Agreement, as amended by the Amendment and Restatement Agreement, by the Borrower, nor the exercise of its rights and/or performance of or compliance with its obligations under the Amendment and Restatement Agreement or the Credit Agreement, as amended by the Amendment and Restatement Agreement, does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Memorandum or Articles of Association.

         3 DUE AUTHORISATION: Delivered with this Certificate and signed or initialled by me for the purpose of identification is a true and complete extract of all relevant parts of the Minutes of a duly convened meeting of the Board of Directors of the Borrower duly held on - 1998 at which a duly constituted quorum of Directors was present and voting throughout and at which the resolutions set out in the extract were duly passed. Each of the resolutions remain in full force and effect without modification. The resolutions constitute all corporate action necessary on the part of the Borrower to authorise the signing of the Amendment and Restatement Agreement and the giving of any communications and/or taking of any other action required under or in connection with the Amendment and Restatement Agreement or the Credit Agreement, as amended by the Amendment and Restatement Agreement, on behalf of the Borrower.

         4 DUE EXECUTION: The Amendment and Restatement Agreement has been unconditionally signed by the Borrower. The person who signed the Amendment and Restatement Agreement on behalf of the Borrower was duly authorised to do so. Delivered with this Certificate and signed or initialled by me for the purpose of identification is EITHER (1) a list of the names and titles, and specimens of the signatures, of the persons who (either individually or with others, as provided in the resolutions referred to in 3 above) signed the Amendment and Restatement Agreement and/or are authorised to sign and/or despatch all documents and notices by the Borrower under or in connection with the Amendment and Restatement Agreement or the Credit Agreement as amended by the Amendment and Restatement Agreement on behalf of the Borrower OR (2) a confirmation from the Borrower, that the same persons who signed and/or were authorised to sign the Credit Agreement (together, if applicable, with a certificate of any other person who is authorised in accordance with (1) of this paragraph 4) signed (or such different person now authorised signed) the Amendment and Restatement Agreement and/or are authorised to sign and/or dispatch all documents and notices by the Borrower under or in connection with the Amendment and Restatement Agreement and/or the Credit Agreement as amended by the Amendment and Restatement Agreement on behalf of the Borrower.


            ....................................

            DIRECTOR OF
            MISYS PLC

                                   SCHEDULE 3
                            RESTATED CREDIT AGREEMENT

            THIS AGREEMENT is made on 5 September 1997 (as amended by the Supplemental Credit Agreement dated 24 November 1997 and the Second Supplemental Credit Agreement dated 19 June 1998 and as amended and restated by an Amendment and Restatement Agreement dated - 1998) BETWEEN


            (1) MISYS PLC (the "BORROWER")


            (2) BARING BROTHERS LIMITED trading as ING BARINGS and LLOYDS BANK
                PLC trading as LLOYDS BANK CAPITAL MARKETS as arrangers (the "ARRANGERS")


            (3) THE BANKS AND FINANCIAL INSTITUTIONS shown at the end of this
                Agreement as having Revolving Credit Commitments (the "REVOLVING CREDIT FACILITY BANKS")


            (4) LLOYDS BANK PLC as the bank providing the Overdraft Facility
                (the "OVERDRAFT FACILITY BANK")


            (5) LLOYDS BANK PLC trading as LLOYDS BANK CAPITAL MARKETS as agent for the Banks (the "AGENT").

            BACKGROUND

            As a result of arrangements by the Arrangers, the Revolving Credit Facility Banks are willing to grant to the Borrower a revolving credit facility of up to U.S.$390,000,000 (or equivalent) and the Overdraft Facility Bank is willing to grant to the Borrower an overdraft and ancillary facilities. Such facilities are to be guaranteed by the Guarantors.

            IT IS AGREED as follows:


            1   INTERPRETATION

            1.1 DEFINITIONS: In this Agreement, except to the extent that the context requires otherwise:

            "ACCOUNTANT'S REPORT" means the report of Deloitte & Touche regarding historic financial information of Decimal and addressed to the Arrangers, the Banks and the Borrower in the form of a draft dated 1 September 1997 as such draft may be amended but in the case of any amendments which are in any respect materially adverse to the interests of the Banks with the prior consent of the Banks to such amendment

            "ACQUISITION" means the acquisition of Decimal by way of the Merger as described in the Circular

            "ADJUSTED EBITDA" means, in relation to any period, EBITDA for such period adjusted by crediting EBITDA for such period (on an annualised basis) for any Subsidiaries acquired during such period and debiting EBITDA for such period (on an annualised basis) for any Subsidiaries disposed of during such period and, where amounts are denominated in a currency other than Sterling, using the exchange rate applying on the relevant Test Date

            "ADMISSION" means the admission of the Stock and the New Shares to the Official List of the London Stock Exchange

            "ADVANCE" means an advance made or to be made by the Revolving Credit Facility Banks under the Revolving Credit Facility or, as the case may be, the outstanding principal amount of any such advance

             "AMENDMENT AND RESTATEMENT AGREEMENT" means the agreement dated -
            1998 between the parties hereto, to which the form of this Agreement is scheduled

            "APPLICABLE ACCOUNTING PRINCIPLES" means those accounting principles, standards and practices on which the preparation of the audited consolidated accounts of the Group as at 31 May 1997 and for the financial year ended on that date were based and those accounting policies which were used in the preparation of those accounts

            "APPLICABLE MARGIN" means a rate per annum determined by reference to the table below:


           RATIO OF NET BORROWINGS TO ADJUSTED EBITDA               MARGIN

(i)        2.5:1 or greater                                         0.85%

(ii)       Greater than 2.0:1 but less than 2.5:1                   0.65%

(iii)      2.0:1 or less                                            0.45%

            the ratio shall be measured semi-annually by reference to the last two half-years (in respect of which accounts, delivered pursuant to Clauses 18.2 and 18.3 are prepared) and shall have effect from the date which falls five Business Days after delivery of any set of accounts for the Borrower to the Agent pursuant to Clause 18.2 and
            18.3 until (but excluding) the effective date for any subsequent change in the Applicable Margin in accordance with this definition, provided however that for the period from the date hereof until 24 November 1998, the Applicable Margin will be 0.85%

            "AVAILABLE REVOLVING CREDIT FACILITY COMMITMENT" means, in relation to a Revolving Credit Facility Bank, its Revolving Credit Facility Commitment less its share of the Dollar Amounts of the outstanding Advances

            "AVAILABLE REVOLVING CREDIT FACILITY" means the total amount of the Available Revolving Credit Facility Commitments

            "BANKS" means the Overdraft Facility Bank and the Revolving Credit Facility Banks and "BANK" means any one of them

            "BRIDGE FACILITY" means the U.S.$530,000,000 Bridge Facility dated 24 November 1997 between the Borrower, Decimal Music Corporation, the Arrangers, the Agents and the Banks named therein

            "BORROWINGS" means, as at any particular time but without double counting, the aggregate outstanding principal, capital or nominal amount of the Borrowed Money (determined on a consolidated basis and calculated using the exchange rate applying on the relevant Test
            Date) of members of the Group, and shall in any event include:

                        (i) the outstanding amount of any bills of exchange or
                           promissory notes on which any member of the Group is liable as drawer (but only if the relevant bill is not beneficially owned by it), acceptor, issuer, endorser or otherwise (but excluding any bill or note drawn, accepted or issued by that member of the Group in the ordinary course of trading and which is payable at sight or not more than 90 days after sight or has a final maturity of not more than 90 days from the date thereof and is not refinancing another bill or note relating to the same underlying transaction)

                        (ii) to the extent paid up or credited as paid up, the
                           nominal amount of any issued share capital (other than (a) equity share capital and (b) irredeemable shares) of any member of the Group not for the time being beneficially owned by the Borrower or a wholly-owned Subsidiary

                        (iii) any fixed or minimum premium payable on redemption
                           or repayment of any Borrowed Money and

                        (iv) the amount of any Indebtedness consisting of
                           deferred consideration but only where the amount payable can be determined at such time or, where the amount cannot be determined at such time but the Indebtedness consisting of deferred consideration will not be less than an amount which can be determined, the amount so determined but:

                           (a) moneys borrowed or raised which are on a particular day outstanding or repayable in a currency other than Sterling shall on that day be taken into account (1) if that day is a date as at which an audited consolidated balance sheet of the Group has been prepared, in their Sterling equivalent at the rate of exchange used for the purpose of preparing that balance sheet and (2) in any other case in their Sterling equivalent as at 11 a.m. on the last Business Day of the previous month and

                           (b) any moneys borrowed from any member of the Group by the trustee of an employee share option scheme for the benefit of employees of any member of the

                           Group required to be recognised as a liability of any member of the Group by Financial Reporting Standard 5 "REPORTING THE SUBSTANCE OF TRANSACTIONS" shall be disregarded

            "BUSINESS DAY" means a day on which:

                    (1) deposits in U.S. Dollars or, as the case may be, Sterling may be dealt in on the Inter- bank Market and

                    (2) banks and foreign exchange markets are open for business in New York City and

                    (3)   additionally, in relation to:

                          (a) any payment in a currency other than U.S. Dollars or Sterling to be made on that day, or

                          (b) any amount in a currency other than U.S. Dollars or Sterling in respect of which a rate of interest is to be determined on that day, or

                          (c) any amount in any currency in respect of which an equivalent in another currency is to be determined on that day,

                           banks and foreign exchange markets are open for business in the place where that payment is to be made or, as the case may be, in the principal financial centre of the country of each currency concerned and

                           (4)  determined, as the case may be, by reference to
                                Schedule 13

            "CANCELLATION DATE" means the date on which the Merger Agreement is terminated or ceases

            "CASH AND CASH EQUIVALENTS" means at any time:

                       (i) the then current market value of marketable debt
                           securities issued or guaranteed by the government of the United States of America or the United Kingdom,

                       (ii) deposits for a term of 3 months or less and money at
                           call with the Agent or a recognised bank, building society or financial institution incorporated or established in the OECD having a rating of at least A granted by Standard & Poor's Rating Services, a division of McGraw-Hill Company, Inc. or at least A2 by Moody's Investors Service Inc., except to the extent they constitute Excluded Cash,

                       (iii) the then current market value of any certificate of
                           deposit the term of which has 3 months or less remaining to maturity issued by the Agent or a recognised bank, building society or financial institution incorporated or established in the OECD having a rating of A granted by Standard & Poor's Rating Services, a division of

                       McGraw-Hill Company, Inc., or at least A2 by Moody's Investors Service Inc., and

                   (iv) any cash in hand or cash at bank, except to the extent they constitute Excluded Cash

            "CIRCULAR" means the circular letter (incorporating listing particulars and a prospectus) in the form of a draft dated 4 September 1997 expected to be despatched on or after 5 September 1997 by the Borrower to its shareholders giving details of the Merger and of the Rights Issue as such draft may be amended but in the case of any amendments which are in any respect materially adverse to the interests of the Banks with the prior consent of the Banks to such amendment

            "DECIMAL" means Medic Computer Systems Inc.

            "DEPOSIT AGREEMENT" means the agreement between the Borrower and the Banks named therein dated 24 November 1997 in respect of the proceeds of the Rights Issue

            "DISPOSAL" means a sale, transfer, leasing out, lending or other disposal of assets (whether by a single transaction or a number of related transactions and whether at one time or over a period of time)

            "DISPOSAL PROCEEDS" means, in relation to a Disposal, the gross consideration receivable by the relevant member or members of the Group in respect of or in connection with such Disposal and shall include any Indebtedness in respect of Borrowed Money assumed by the purchaser (or as the case may be transferee, lessee, borrower or other person) in connection with such Disposal

            "DOLLARS", "U.S. DOLLARS", "U.S.$" and "$" mean lawful currency of the United States of America

            "DOLLAR AMOUNT" means, in relation to an Advance:

                   (a) if the notice requesting that Advance requested that it be denominated in U.S. Dollars, the amount specified in that notice or

                   (b) if the notice requesting that Advance requested that it be denominated in an Optional Currency, the U.S. Dollar equivalent (calculated by the Agent as at or about the Relevant Time) of the amount specified in that notice except that, if all or part of that Advance is not made or is repaid or prepaid, the Dollar Amount of that Advance shall be correspondingly reduced

            "EBITDA" means, in relation to any period, PBIT plus all depreciation and amortisation deducted in establishing PBIT, in each case, for that period

            "EFFECTIVE TIME" has the meaning attributed thereto in the Merger Agreement

            "ENVIRONMENTAL LAWS" means any and all national, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any quasi-government or government authority and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect and any order, judgment, injunction, declaration, notice or demand issued thereunder

            "ESCROW LETTER" means the letter in the form set out in Schedule 12 with such changes as may be agreed between the Borrower and the Banks

            "EVENT OF DEFAULT" means one of the events mentioned in Clause 20.1

            "EXCLUDED CASH" means, in respect of any member of the Group, the amount (if any) of any cash in hand or cash at bank or other form of deposit or certificate of deposit, in each case, of that member held outside the U.K. which or the proceeds of which, in accordance with all applicable foreign exchange laws or other laws, is or are not permitted at that time to be applied to meet any indebtedness included in the calculation of Borrowings or to be remitted to the U.K.

            "EXISTING CREDIT FACILITIES" means the credit agreement dated 22 November 1996 between the Borrower, the Agent Bank and Lloyds Bank Plc and ING Bank N.V., London Branch as lenders and the revolving loan facility between the Borrower and Lloyds Bank Plc as set out in a letter dated 3 April 1996

            "FACILITY OFFICE" means, in relation to a Bank at any particular time, the office through which it is then acting for the purpose of this Agreement

            "FINANCIAL YEAR" means the financial year of the Borrower ending on 31 May

            "GAAP" means accounting principles, concepts, bases and policies generally adopted and accepted in the jurisdiction of each Obligor's incorporation

            "GROUP" means, at any particular time, the Borrower and all its Subsidiaries and, for the purposes of Clauses 17.1.9, 17.1.10, 19.5 and 19.7 and the definitions of Applicable Accounting Principles, Borrowings, EBITDA, Interest Payable, Interest Receivable, Net Interest Payable, PBIT and Principal Subsidiary, all its Subsidiary Undertakings (and "MEMBER OF THE GROUP" shall be construed accordingly)

            "GUARANTORS" means any company that is incorporated in a country in the OECD and which has executed a Guarantor Accession Deed and "GUARANTOR" means any one of them

            "GUARANTOR ACCESSION DEED" means a deed to be delivered by any Guarantor to the Agent substantially in the form set out in Schedule 8A or, in the case of a Guarantor incorporated in France, substantially in the form set out in Schedule 8B or, in the case of a Guarantor incorporated in Germany, substantially in the form set out in Schedule 8C or in such other form as the Majority Banks may reasonably require to guarantee the obligations of the Borrower under the Agreement

            "INFORMATION MEMORANDUM" means the information memorandum containing certain information regarding (among other things) the Borrower and which, on behalf of and subject to the agreement of the Borrower (such agreement not to be unreasonably withheld or delayed), has been or may be prepared in connection with this transaction and distributed as part of the Syndication

            "INFORMATION PACKAGE" means the documents listed in Schedule 1

            "INTER-BANK MARKET" means the London inter-bank market

            "INTEREST PAYABLE" means, in relation to any period, all interest payable and similar charges determined on a consolidated basis of the Group including (without limitation) all commissions, fees, premia, prepayment costs and penalties and discount or acceptance fees payable or deducted in connection with any Borrowed Money or any other indebtedness to a bank or financial institution and any other costs, expenses and deductions of a similar nature (including, without limitation, the interest element of finance leases, hire purchase, credit or conditional sales and deferred payment arrangements)

            "INTEREST PAYMENT DATE" means the last day of an Interest Period

            "INTEREST PERIOD" means a period by reference to which interest is calculated on an Advance or overdue sum

            "INTEREST RECEIVABLE" means, in relation to any period, all interest receivable determined on a consolidated basis of the Group including all amounts in the nature of interest received under hedging arrangements

            "LIBOR" in respect of any Interest Period means the rate which is quoted for that Interest Period on the relevant page on the Telerate Monitor (or such other service as may replace it for the purpose of displaying London inter-bank offered rates of leading reference banks for deposits in the relevant currency) as of 11 a.m. on the Rate Fixing Day as being the interest rate offered in the Inter-bank Market for deposits in the relevant currency for the same period as the relevant Interest Period (or, if the periods are not the same, such period, if any, as the Agent reasonably determines to be substantially the same) but:

                       (i) if the offered rate so appearing is replaced by the
                           corresponding rates of more than one bank, the rate shall be the arithmetic mean (rounded, if necessary, to 4 decimal places) of the respective rates so appearing and

                       (ii) if for any other reason such offered rate does not
                           so appear, or if the relevant page is unavailable, the rate shall be the arithmetic mean (rounded as mentioned above) of the respective rates (as quoted to the Agent at its request) at which each Reference Bank is offering deposits in the relevant currency for the relevant Interest Period to prime banks in the Inter-bank Market at or about 11 a.m. on the Rate Fixing Day for that Interest Period

            Until replaced, the relevant Telerate Monitor pages are "3750" or "3740" as appropriate, depending on the particular currency, or, in the case of a currency the rate for which is not shown on pages 3750 or 3740, such other page as is notified by the Agent to the Borrower before the relevant Advance is made in that particular currency

            "LLOYDS LIBOR" means the overnight rate at which Lloyds Bank Plc is offering deposits in the relevant currency to prime banks in the Inter-bank Market

            "MAJORITY BANKS" means Revolving Credit Facility Banks whose Advances together exceed 66 2/3% of the total Advances (or, if there are no Advances, Banks whose Revolving Credit Facility Commitments together exceed 66 2/3% of the total Revolving Credit Facility Commitments)

            "MANDATORY COSTS" means, in relation to any Interest Period (or part of an Interest Period) relating to an Advance or overdue sum, the percentage rate per annum determined by the Agent in accordance with
            Schedule 2

            "MARGIN REGULATIONS" means Regulations G, T, U and X of the Board of Governors of the United States Federal Reserve System, as in effect from time to time, and any successor regulations

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the ability of the Obligors taken together to perform the payment obligations under this Agreement, or (ii) the business, Assets or financial condition of the Group taken as a whole

            "MATURITY DATE" means the fifth anniversary of the date on which the first drawdown is made

            "MERGER" means the merger of Decimal Music Corporation with and into Decimal pursuant to the Merger Agreement

            "MERGER AGREEMENT" means the agreement and plan of merger between Decimal Music Corporation, Kirsty Inc., the Borrower and Decimal in the form of a draft dated 2 September 1997 providing for the merger of Decimal Music Corporation with and into Decimal as described therein as such draft may be amended but in the case of any amendments which are in any respect materially adverse to the interests of the Banks with the prior consent of the Banks to such amendment

            "NET BORROWINGS" means, at any time, Borrowings at such time less the lower of (i) Cash and Cash Equivalents at such time and (ii) the Applicable Amount and for this purpose "APPLICABLE AMOUNT" means U.S.$100,000,000 in respect of the first Test Date and U.S.$60,000,000 thereafter

            "NET DISPOSAL PROCEEDS" means, in relation to a Disposal, the Disposal Proceeds after deducting all costs and expenses reasonably and properly incurred in conjunction with and duties and taxes reasonably attributable to such disposal

            "NET EXTERNAL DEBT" means Borrowings less Cash and Cash Equivalents (without limit on Cash and Cash Equivalents)

            "NET INTEREST PAYABLE" means, in respect of a period, Interest Payable less Interest Receivable, in each case, for that period

            "NEW BANK" means a bank or financial institution to which a Bank seeks to novate (or, as the case may be, has novated) all or part of its rights and/or obligations in accordance with Clause 28.3

            "NEW SHARES" has the meaning attributed thereto in the Rights Issue Underwriting Agreement

            "NON-STANDARD DURATION" means, in relation to an Interest Period, a duration other than one, two three or six months

            "NOVATION NOTICE" means a notice substantially in the form set out in Schedule 3

            "OBLIGORS" means the Borrower and the Guarantors from time to time and "OBLIGOR" means any one of them

            "OPTIONAL CURRENCY" means a currency (other than U.S. Dollars) which is freely available, transferable and convertible into U.S. Dollars and deposits of which are dealt in on the Inter-bank Market and, after 1 January 1999, euros (as defined in Schedule 13)

            "OVERDRAFT FACILITY" means the overdraft and ancillary facilities granted by the Overdraft Facility Bank to the Borrower under Clause 2.1.2

            "OVERDRAFT FACILITY LETTER" means the letter between the Borrower and the Overdraft Facility Bank dated 2 September 1997 relating to the Overdraft Facility

            "PBIT" means, in relation to any period, consolidated profit of the Group for that period from continuing operations but before tax and excluding:

                           (i)  any exceptional or extraordinary items and

                           (ii) Net Interest Payable for that period

                      and adjusted to ensure that such consolidated profit conforms with the definitions of "HEADLINE EARNINGS" as described in paragraphs 21 and 22 of the Statement of Investment Practice No. 1 published by the Institute of Investment Management and Research (including, for the avoidance of doubt, adjustments to exclude any profits or losses arising on the termination or sale of any discontinued operation and adjustments to exclude any profits or losses arising on the sale of fixed assets or businesses or on their permanent diminution or write-off (including the write-off and amortisation of goodwill))

            "PLACE OF PAYMENT" means the principal financial centre of the country of the currency to be paid (or, if there is more than one such centre, one of those centres as selected by the Agent) or such other financial centre as the Borrower, with the consent of the Agent (such consent not to be unreasonably withheld), may select

            "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which, if it continued after the giving of any notice, the expiry of any grace period, and/or (as the case may be) the making of any determination by the Majority Banks, provided for in Clause 20.1, would become an Event of Default

            "PRINCIPAL SUBSIDIARY" means, at any particular time, a member of the Group (other than the Borrower) whose gross revenues or operating profits attributable to the Borrower (having regard to its direct and/or indirect beneficial interest in the shares, or the like, of that member of the

            Group) represent at least 5% of the consolidated gross revenues or, as the case may be, operating profits of the Group. For this purpose:

                  (i) in the case of a member of the Group which itself has Subsidiaries and/or Subsidiary Undertakings, the calculation shall be made by comparing the consolidated gross revenues or, as the case may be, operating profits of it and its Subsidiaries and Subsidiary Undertakings (if any) to those of the Group

                  (ii) revenues which arise from transactions between members of the Group and which would be eliminated in the consolidated accounts of the Group shall be excluded

                  (iii) the gross revenues or operating profits of a member of the Group shall be calculated by reference to:

                            (a) the accounts of that member of the Group (or, as the case may be, a consolidation of the accounts of it and its Subsidiaries and Subsidiary Undertakings (if any)) used for the purpose of the then latest audited consolidated accounts of the Group referred to in Clause
                                 17.1.9 (or, as the case may be, delivered to the Agent under Clause 18) or

                            (b) if the Person became a member of the Group after the end of the financial period to which those consolidated accounts of the Group relate, the then latest audited accounts of that member of the Group (or, as the case may be, a consolidation of the then latest audited accounts of it and its Subsidiaries and Subsidiary Undertakings (if any))

                  (iv) the gross revenues or operating profits of the Group shall be calculated by reference to the then latest audited consolidated accounts of the Group referred to in Clause 17.1.9 (or, as the case may be, delivered to the Agent under Clause 18), adjusted as appropriate to reflect the gross revenues or operating profits of any Person which has become or ceased to be a member of the Group after the end of the financial period to which those accounts relate

                  (v) on a Principal Subsidiary transferring all or substantially all of its Assets to another member of the Group, the transferor (if it is not the holding company of the transferee) shall cease to be a Principal Subsidiary and (if the transferee is not the Borrower or a Principal Subsidiary) the transferee shall become a Principal Subsidiary

                  (vi) a member of the Group shall (if not already a Principal Subsidiary) become a Principal Subsidiary on completion of any other intra-Group transfer or reorganisation if it would fulfil any of the tests in the first paragraph of this definition, were all relevant accounts to be prepared as at the completion of that transfer or reorganisation on the basis of the then latest audited consolidated accounts of the Group referred to in Clause 17.1.9 (or, as the case may be, delivered to the Agent under Clause 18), adjusted as appropriate to reflect the matters referred to in (iv) above and to reflect all such transfers or reorganisations after the date of those then latest audited consolidated accounts of the Group.

            Except as provided in (v) above, once a Person has become a Principal Subsidiary, it shall remain one until it has been demonstrated to the reasonable satisfaction of the Majority Banks that it has ceased to fulfil the requirements of this definition

            "QUALIFYING LENDER" means any Person:

                      (a)  who:

                           (i) is a bank within the meaning of Section 840A of the Income and Corporation Taxes Act 1988;

                           (ii) is beneficially entitled to the principal amount of and all interest received by it on an Advance; and

                           (iii) brings within the charge to United Kingdom
                                 corporation tax all such interest received by it

            except that, if Section 840A or Section 349 of the Income and Corporation Taxes Act 1988 is repealed, modified, extended or re-enacted the Agent may at any time and from time to time (after consultation with the Borrower and the Banks) amend this paragraph
            (a) in such manner as it may reasonably determine to be appropriate by giving notice of the amended paragraph (a) to the Borrower and the Banks or

                       (b) is resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has a double taxation treaty giving residents of that country complete exemption from the imposition of any withholding or deduction for or on account of United Kingdom Tax on interest (and which does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected) (a "TREATY LENDER") and for this purpose "DOUBLE TAXATION TREATY" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains and is beneficially entitled to the principal amount of and all interest received by it on an Advance

            "RATE FIXING DAY" means:

                      (a) in the case of Sterling, the first day of the relevant Interest Period or

                      (b) in the case of any other currency, the second Business Day before the first day of the relevant Interest Period or, as the case may be, determined in accordance with
                      Schedule 13

            "REDUCTION DATE" has the meaning given to it in Clause 6.2

            "REFERENCE BANKS" means subject to Clause 28.5.1, the principal London office of the Agent, ING Bank N.V., London Branch, the principal London office of The Royal Bank of Scotland plc and such other Bank or Banks as may be agreed between the Agent (acting on the instructions of the Majority Banks) and the Borrower from time to time (or, in the absence of such agreement, as the Agent (acting on the instructions of the Majority Banks) shall designate by notice to the Borrower)

            "REGULATION D COSTS" means any costs under Regulation D of the Board of Governors of the United States Federal Reserve System

            "REQUIRED AMOUNT" means:

            (a) in the case of U.S. Dollars, a minimum of U.S.$15,000,000 and a whole multiple of U.S.$5,000,000 (or such other amount as may be agreed by the Borrower and the Agent)

            (b) in the case of Sterling, a minimum of pound sterling10,000,000 and a whole multiple of pound sterling5,000,000 (or such other amount as may be agreed by the Borrower and the Agent)

            (c) in the case of an Optional Currency, such amount as is from time to time agreed by the Borrower and the Agent or, failing agreement, the equivalent (calculated as at or about the Relevant Time and rounded on such basis as may reasonably be determined by the Agent and notified to the Borrower) of the Required Amount for U.S. Dollars

            "RESTATEMENT DATE" means the date on which the Amendment and
             Restatement Agreement becomes effective

            "REVOLVING CREDIT FACILITY" means the revolving credit facility granted by the Revolving Credit Facility Banks to the Borrower under Clause 2.1.1

            "REVOLVING CREDIT FACILITY COMMITMENT" means, in relation to a Revolving Credit Facility Bank and subject as provided in this Agreement, the amount set opposite its name under the heading "REVOLVING CREDIT FACILITY COMMITMENT" at the end of this Agreement

            "REVOLVING CREDIT FACILITY REPAYMENT DATE" means, in relation to an Advance, the last day of the Interest Period for that Advance

            "RIGHTS ISSUE" means the rights issue of Stock to be fully underwritten by the Underwriter pursuant to the Rights Issue Underwriting Agreement whose terms and conditions are set out in the Circular

            "RIGHTS ISSUE UNDERWRITING AGREEMENT" means the underwriting agreement in the form of a draft dated 1 September 1997 between the Borrower, Music (Jersey) Limited and the Underwriter in respect of the Rights Issue as such draft may be amended but in the case of any amendments which are in any respect materially adverse to the interests of the Banks with the prior consent of the Banks to such amendment

            "SHAREHOLDERS' AGREEMENT" means the agreement between the Borrower, Decimal Music Corporation, Kirsty Inc. and certain shareholders of Decimal in the form of a draft dated 2 September 1997 under which those shareholders have agreed to vote in favour of the Merger at the Decimal shareholder meeting convened to approve the Merger as such draft may be amended but in the case of any amendments which are in any respect materially adverse to the interests of the Banks with the prior consent of the Banks to such amendment

            "STERLING" and "Pound sterling" mean the lawful currency of the United Kingdom for the time being

            "STOCK" means the convertible redeemable unsecured loan stock of Music (Jersey) Limited to be issued in connection with the Rights Issue, having the rights and being subject to the restrictions summarised in the Circular

            "STOCK OPTION AGREEMENT" means the agreement between the Borrower and Decimal in the form of a draft dated 2 September 1997 under which Decimal has granted to the Borrower an irrevocable option to purchase certain shares of Decimal as such draft may be amended but in the case of any amendments which are in any respect materially adverse to the interests of the Banks with the prior consent of the Banks to such amendment

            "STOCK OPTIONS" means the Options referred to in article 4.2(d) of the Merger Agreement

            "SUBSIDIARY" means in relation to any Person (its "HOLDING COMPANY"), at any particular time, any other Person which is then a subsidiary (as defined in Sections 736 and 736A of the Companies Act
            1985) of that Person or which is a partnership having separate legal personality which is wholly owned (directly or indirectly) by the Borrower

            "SUBSIDIARY UNDERTAKING" means, in relation to any Person at any particular time, any other Person which is then a subsidiary undertaking (as defined in Section 258 of the Companies Act 1985) of that Person

            "SYNDICATION" means the syndication of the Facilities by the Arrangers to Qualifying Lenders in accordance with Clause 28.3

            "TAKEOVER DOCUMENTS" means the Merger Agreement, the Rights Issue Underwriting Agreement, the Shareholders' Agreement and the Stock Option Agreement

            "TEST DATE" is defined in Clause 19.6.2

            "TREATY LENDER" is defined in paragraph (b) of the definition of Qualifying Lender

            "UNDERWRITER" means Baring Brothers International Limited of 60 London Wall, London EC2M 5TQ.

      1.2 Construction of Certain References: Except to the extent that the context requires otherwise, any reference in this Agreement to:

            an Act of Parliament or any Section of or other provision of an Act of Parliament shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment thereof then in force and all instruments, orders and regulations then in force and made under or deriving validity from the relevant Act or provision

            "ACTING IN CONCERT" shall have the meaning attributed to that term in the City Code on Takeovers and Mergers an "AFFILIATE" of any Person means any Subsidiary or holding company of that Person, or any Subsidiary of any such holding company, or any other Person in which that first Person or any such holding company or Subsidiary owns at least 20% of the equity share capital or the like an "AGENCY" of a state includes any agency, authority, central bank, department, government, legislature, minister, ministry, official, or public or statutory Person (whether autonomous or not) of, or of the government of, that state a document in an "AGREED FORM" means that document in the form initialled by or on behalf of the Borrower and the Agent (with such additions or alterations as may be agreed between the Agent and the Borrower in writing)

            this "AGREEMENT" includes this Agreement as from time to time amended, supplemented, novated, restated or replaced and any document which amends, supplements, novates, restates or replaces this Agreement, in accordance with Clause 28.3 or 29.2 the "ASSETS" of any Person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated

            "BORROWED MONEY" means any Indebtedness (a) for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, deposits, discounting, factoring, finance leases, hire purchase, sale-and-lease back, sale-and-repurchase and any form of off-balance sheet financing),
            (b) under any interest rate swap or currency exchange transaction, forward foreign exchange transaction, cap, collar or option transaction or any other transaction entered into in connection with the management of risks relating to any of the other items comprised in Borrowed Money (determined, where applicable, having regard for any netting provisions), (c) for the purchase price of Assets or services deferred for more than 90 days after the date those Assets or services (or the benefit of them) are acquired (other than goods or services obtained on normal commercial terms in the ordinary course of trading) or (d) any Guarantee in respect of any Indebtedness falling within

            (a), (b) or (c) above

            "CONSENT" also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining Consents shall be construed accordingly)

            a "DIRECTIVE" includes any present or future directive, regulation, request, requirement, rule or credit restraint programme of any Agency of any state or of any self-regulating organisation (whether or not having the force of law (but if not having the force of law, only if compliance with the Directive is in accordance with the general practice of Persons to whom the Directive is intended to apply))

            the "EQUIVALENT" in any currency (the "FIRST CURRENCY") of any amount in another currency (the "SECOND CURRENCY") shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the spot rate of exchange at which the Agent would have been prepared and able to purchase that amount in the first currency for the second currency in the London foreign exchange market for value as at the relevant time on the relevant date specified in this Agreement (or, where no such time and date is specified, for value at such time and on such date as the Agent may from time to time reasonably determine to be appropriate in the circumstances)

            a "GUARANTEE" also includes an indemnity, and any other obligation (whatever called) of any Person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of Assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness of any other Person (and "GUARANTEED" and "GUARANTOR" shall be construed accordingly)

            "INDEBTEDNESS" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money a "LAW" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and "LAWFUL" and "UNLAWFUL" shall be construed accordingly)

            any "OBLIGATION" of any Person under this Agreement or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Agreement or, as the case may be, that other agreement or document (and "DUE", "OWING", "PAYABLE" and "RECEIVABLE" shall be similarly construed)

            a "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or Agency of a state (in each case, whether or not having separate legal personality) the "RELEVANT TIME" for any action means the time and the date specified in Schedule 7 for that action

            "SECURITY" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including any "FLAWED ASSET" arrangement but excluding finance leases) (and "SECURED" shall be construed accordingly)

            "TAX(ES)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed

            "TAX ON OVERALL NET INCOME" of a Person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that Person by the jurisdiction in which its principal office (and/or, in the case of a Bank, its Facility Office) is located by reference to (a) the net income, profits or gains of that Person worldwide or (b) such of its net income, profits or gains as arise in or relate to that jurisdiction a "TIME OF THE DAY" is to London time unless otherwise stated

            the "WINDING-UP" of a Person also includes the amalgamation, reconstruction, administration, dissolution, liquidation, merger or consolidation of that Person, and any equivalent or analogous procedure under the law of any jurisdiction.

      1.3 Calculation of Financial Covenants: Borrowings, EBITDA, Interest Payable, Interest Receivable, Net Interest Payable and PBIT shall be calculated and interpreted in accordance with Applicable Accounting Principles and shall be expressed in Sterling.

      1.4   Headings: Headings shall be ignored in construing this Agreement.


      2     THE FACILITIES

      2.1   AMOUNT:

            2.1.1 The Revolving Credit Facility Banks grant to the Borrower an amortising revolving credit facility of up to U.S.$390,000,000 available in U.S. Dollars and/or Optional Currencies and

            2.1.2 The Overdraft Facility Bank grants to the Borrower an overdraft and ancillary facilities incorporating an uncommitted money market line in accordance with the terms of the Overdraft Facility Letter.

      2.2   PRO RATA PARTICIPATION IN ADVANCES:

            Each Revolving Credit Facility Bank will participate through its Facility Office in each Advance to be made under the Revolving Credit Facility in the proportion borne by its Available Revolving

            Credit Facility Commitment to the Available Revolving Credit Facility when the Agent receives the notice requesting that Advance (unless between then and the time for making that Advance, its Available Revolving Credit Facility Commitment is reduced to zero, in which case the amount of that Advance will be reduced accordingly).

      2.3 PURPOSE: The Borrower shall use the entire proceeds of each Advance and the Overdraft Facility for its general corporate purposes but neither the Agent, the Arrangers, the Overdraft Facility Bank nor any Revolving Credit Facility Bank need check that it does use any of the Revolving Credit Facility or the Overdraft Facility for any such purpose.

      2.4 CALCULATION OF AVAILABLE REVOLVING CREDIT FACILITY COMMITMENT: In order to calculate the amount of the Available Revolving Credit Facility and each Bank's Available Revolving Credit Facility Commitment in connection with a proposed Advance (whether for the purpose of Clause 2.2 or 4.1.2):

            2.4.1 any Advances with Revolving Credit Facility Repayment Dates on or before the proposed date of that Advance shall be deemed to have been repaid and

            2.4.2 if any other requests are outstanding for Advances to be made on or before the proposed date of that Advance, all Advances to which those requests relate shall be deemed to be outstanding.


      3     CONDITIONS PRECEDENT

      3.1 Conditions Precedent to each Advance: Advances will be made by the Banks to and as requested by the Borrower if the additional conditions set out in Clauses 3.1.1 to 3.1.3 and 4 are fulfilled.

            3.1.1 No event mentioned in Clause 14 occurs or has occurred and is continuing in relation to that Advance.

            3.1.2 All representations and warranties in Clause 17 (except to any extent waived in accordance with Clause 29.2) are correct on the date of this Agreement and, in the case of those to be repeated under Clauses 17.1.18 and 17.3.5, would be correct if repeated on the proposed date of that Advance by reference to the circumstances then existing.

            3.1.3 No Event of Default or Potential Event of Default has occurred on or before that date, or will occur as a result of making that Advance, other than any waived in accordance with Clause 29.2.

      3.2 CONDITIONS PRECEDENT TO UTILISATION OF OVERDRAFT FACILITY: The obligation of the Overdraft Facility Bank to provide the overdraft is subject to the further condition precedent that the Overdraft Facility Bank receives from the Borrower the Overdraft Facility Letter duly executed by the Borrower and the Overdraft Facility Bank.


      4     DRAWDOWN OF REVOLVING CREDIT FACILITY

      4.1 DRAWDOWN REQUEST: Not later than the Relevant Time (or, as the case may be, such later time as may be acceptable to the Agent and the Revolving Credit Facility Banks for the purpose of the relevant request), the Agent has received from the Borrower a notice substantially in the form set out in Schedule 4 specifying:

            4.1.1 the proposed date of that Advance, which must be a Business
                  Day falling one month or more before the Maturity Date

            4.1.2 its amount which must be or produce a Dollar Amount equal to or less than the Available Revolving Credit Facility, and if less must be a Required Amount

            4.1.3 its Interest Period, which must be in accordance with Clause
                  8.1

            4.1.4 its currency, which must be U.S. Dollars, Sterling or an
                  Optional Currency

            4.1.5 details of the bank (which must be in the Place of Payment for the relevant currency) and account (if different from that specified in Clause 16.3.2) to which the Borrower wishes the proceeds of that Advance to be made available by the Agent.

      4.2 NOTIFICATION OF DRAWDOWN REQUESTS: The Agent shall promptly notify each Revolving Credit Facility Bank of the details of, and the amount of that Bank's share of, each Advance.

      4.3 LIMIT ON NUMBER OF ADVANCES/CURRENCIES: Not more than 5 Advances may be outstanding at any one time. The Advances may not be denominated in more than 4 currencies at any one time.


      5     OVERDRAFT FACILITY

      5.1 UTILISATION: The Overdraft Facility may be used by the Borrower in accordance with the terms of the Overdraft Facility Letter and shall include a Sterling overdraft (the "STERLING OVERDRAFT") and an uncommitted money market line (the "MONEY MARKET LINE") in the normal way, but the Overdraft Facility Bank shall not be obliged to permit any, or any further, utilisation of the Overdraft Facility if an Event of Default or Potential Event of Default has occurred at or before that time, or will occur as a result of that utilisation, other than one which has been waived in accordance with Clause 29.2.

      5.2 INTEREST: Interest shall accrue on a daily basis on the amount of the Sterling Overdraft and the Money Market Line utilised at the beginning of that day at the rate per annum calculated as follows:

      5.2.1 Sterling Overdraft - The aggregate of:

            (i)   the Overdraft Facility Bank's base rate and

            (ii)  1% per annum

      5.2.2 Money Market Line - The aggregate of:

            (i)   Lloyds LIBOR

            (ii)  the Applicable Margin and

            (iii) Mandatory Costs.

            Interest shall be debited by the Overdraft Facility Bank to the relevant current account of the Borrower on the dates which the Overdraft Facility Bank debits interest on overdrafts in accordance with the terms of the Overdraft Facility Letter and on the date on which the Overdraft Facility becomes repayable in accordance with the terms of the Overdraft Facility Letter.

      5.3 CHARGES: The Overdraft Facility Bank shall from time to time, and in any event on the date on which the Overdraft Facility becomes repayable, debit to the relevant current account of the Borrower bank charges in accordance with the terms of the Overdraft Facility Letter.

      5.4 TERMINATION AND REPAYMENT: The Overdraft Facility Bank may terminate and cancel the Overdraft Facility in accordance with the terms of the Overdraft Facility Letter. Upon termination and cancellation the Borrower shall repay the Overdraft Facility together with all unpaid interest and bank charges due or accrued in respect of the Overdraft Facility.

      5.5 PAYMENTS: On each date on which any sum is due from the Borrower to the Overdraft Facility Bank in respect of the Overdraft Facility, the Borrower shall make that sum available to the Overdraft Facility Bank so as to be received by the Overdraft Facility Bank in Sterling and in immediately available cleared funds in accordance with the terms of the Overdraft Facility Letter.

      5.6 Interpretation: In the event of any inconsistency between the terms of this Agreement and the Overdraft Facility Letter in relation to the Overdraft Facility, the terms of the Overdraft Facility Letter shall prevail.


      6     REPAYMENT AND PREPAYMENT

      6.1 REPAYMENT OF ADVANCES: The Borrower shall repay each Advance on its Revolving Credit Facility Repayment Date, together with all unpaid interest accrued on that Advance. However, as the facility is revolving, any amount repaid before the Maturity Date will remain available for reborrowing on the terms and conditions of this Agreement.

      6.2 REDUCTION OF REVOLVING CREDIT FACILITY: Subject to Clause 7.1, the Revolving Credit Facility Commitments shall be reduced on the following dates (the "REDUCTION DATES") by the amount set opposite such date below:


REDUCTION DATE                                    REDUCTION
24 November 2000                                  U.S.$5,000,000
24 November 2001                                  U.S.$109,000,000
24 November 2002                                  U.S.$276,000,000

            The Borrower shall ensure that the aggregate of the Dollar Amounts of all Advances outstanding at the close of business in London on each such Reduction Date do not exceed the Revolving Credit Facility Commitments as so reduced on each such date. Any such reduction shall reduce the Revolving Credit Facility Commitment of each Revolving Credit Facility Bank rateably.

      6.3 PREPAYMENT OF ALL BANKS: The Borrower may prepay any Advance or any part of it in a Required Amount without premium or penalty, in each case if such Borrower gives to the Agent not less than 10 Business Days' notice of the Advance to be prepaid and the date and amount of the prepayment. Any such prepayment must be accompanied by accrued interest on the amount prepaid and, if made otherwise than on an Interest Payment Date, by any other sum then due under Clause 22.1 or any other provision of this Agreement. Any amount so prepaid shall remain available for reborrowing on the terms and subject to the conditions set out in this Agreement.

      6.4   PREPAYMENT OF CERTAIN BANKS: If:

            6.4.1 the Borrower becomes obliged to pay any Tax or other amount for the account of any Bank under Clause 11.2 or 13 and

            6.4.2 the Borrower gives to that Bank not less than 10 Business
                  Days' notice of the date of prepayment, the Borrower may prepay all (but not part only) of that Bank's share of all (but not some only) Advances without premium or penalty on the date of prepayment specified in that notice. Any such prepayment must be accompanied by all unpaid accrued interest on that Bank's Advances, all unpaid fees accrued to that Bank and any other sum then due to that Bank under Clause 22.2 or any other provision of this Agreement.

      6.5 MISCELLANEOUS: Any notice of prepayment given by the Borrower under this Agreement will oblige the Borrower to prepay in accordance with that notice. Except as expressly provided in this Agreement, the Borrower may not repay or prepay all or any part of an Advance.

      7     CANCELLATION

      7.1 OF ALL REVOLVING CREDIT FACILITY BANKS: The Borrower may cancel the Available Revolving Credit Facility, or any part of it which is U.S.$10,000,000 or a higher whole multiple of U.S.$5,000,000, without premium or penalty at any time before the Maturity Date by giving to the Agent not less than 10 Business Days' notice of the date and amount of the cancellation. Any such partial cancellation shall reduce each Revolving Credit Facility Bank's Revolving Credit Facility Commitment rateably.

      7.2 OF CERTAIN BANKS: If the events specified in Clauses 6.4.1 and 6.4.2 occur, the relevant Revolving Credit Facility Bank's Commitment shall be cancelled (without premium or penalty) upon the Agent receiving the relevant notice under Clause 6.4.2. In addition, if any event specified in Clause 6.4.1 occurs, the Borrower may cancel all (but not part only) of that Revolving Credit Facility Bank's Commitment without premium or penalty at any time before the Revolving Credit Facility Commitment Termination Date by giving to that Revolving Credit Facility Bank not less than 10 Business Days' notice of the date of the cancellation.

      7.3 LIMITATION OF CANCELLATION RIGHTS: The Borrower may not cancel all or any part of the Revolving Credit Facility Commitments except as expressly provided in this Agreement.


      8     INTEREST

      8.1 REVOLVING CREDIT FACILITY INTEREST PERIODS: Interest shall be calculated on each Advance by reference to the Interest Period for that Advance. Each Interest Period shall be of one, two, three or six month duration or a Non-standard duration as selected by the Borrower in the notice of drawdown relating to that Advance, except as follows:

            8.1.1 The Borrower may not select an Interest Period ending after the Maturity Date.

            8.1.2 The selection by the Borrower of an Interest Period of a
                  Non-standard duration of

                  (i) less than 6 months shall not be effective if, before the Relevant Time, the Agent receives from the Majority Banks a notice to the effect that they do not expect to be able to fund their share of the Advance for that Interest Period by obtaining a matching deposit in the relevant currency in the Inter-bank market at the relevant time. As soon as practicable after that deadline, the Agent shall notify the Borrower and the Majority Banks whether that selection is effective. If it is not, that Interest Period shall, subject to these exceptions, be of the alternative duration (if any) selected by the Borrower in its notice or

                  (ii) more than 6 months shall not be effective if, before the Relevant Time, the Agent receives from any Bank a notice to the effect that it does not expect to be able to fund its share of the Advance for that Interest Period by obtaining a matching deposit in the relevant currency in the Inter-bank market at the relevant time. As soon as practicable after that deadline, the Agent shall notify the Borrower and the Banks whether that selection is effective. If it is not, that Interest Period shall, subject to these exceptions, be of the alternative duration (if any) selected by the Borrower in its notice.

            8.1.3 The Borrower shall select Interest Periods of only 1 month's duration in the period from the time the date of this Agreement to the earlier of (i) the date falling three months after first drawdown and (ii) close of the Syndication and shall consult with the Arrangers prior to selecting Interest Periods during such period in the event that a shorter Interest Period is appropriate to facilitate the Syndication.

      8.2 NORMAL INTEREST RATE: The rate of interest applicable to an Advance for all or any part of a particular Interest Period shall be the rate per annum (as determined by the Agent) equal to the sum of:

            8.2.1 the Applicable Margin

            8.2.2 LIBOR and

            8.2.3 the Mandatory Costs.

      8.3 NOTIFICATION OF INTEREST PERIODS AND RATES: The Agent shall promptly notify (i) the Banks of the duration of each Interest Period (including any Interest Period selected by the Agent under Clause
            21) and (ii) the Borrower and the Banks of each rate of interest determined in accordance with Clause 8.2 or 21.

      8.4 PAYMENT OF INTEREST: On the last day of each Interest Period, the Borrower shall pay the unpaid interest accrued during that Interest Period on the Advance or overdue sum to which it relates at the rate(s) applicable for that Interest Period and, in the case of an Interest Period of more than six months, the interest accrued during the period ending six months after drawdown (and each successive period of six months during that Interest Period, as the case may
            be) shall be paid on the last day of each such six-month period.

      9     MULTICURRENCY OPTION

      9.1 REVOLVING CREDIT FACILITY REQUEST FOR AN OPTIONAL CURRENCY: Not later than 4 p.m. on the third Business Day before the first day of any Interest Period in relation to which the Borrower so requests that an Advance be denominated in an Optional Currency other than Sterling, a Revolving Credit Facility Bank may notify the Agent that:

            9.1.1 that Revolving Credit Facility Bank expects to be unable to obtain deposits in the relevant currency to fund its share of the relevant Advance in the London inter-bank market at the relevant time or

            9.1.2 it is impossible, impracticable, unlawful or contrary to a
                  Directive for that Revolving Credit Facility Bank's share of that Advance to be denominated in that Optional Currency during that Interest Period

            If the Agent receives any such notice, it shall promptly notify the Borrower and the Revolving Credit Facility Banks.

      9.2 FALLBACK CURRENCY: If in relation to any Interest Period relating to an Advance in an Optional Currency other than Sterling, the Agent receives a notice from any Revolving Credit Facility Bank in accordance with Clause 9.1 that Advance shall during that Interest Period instead be denominated in U.S. Dollars and in the Dollar Amount of that Advance.

      9.3   AMOUNT OF CURRENCY TO BE MADE AVAILABLE:

            The amount to be made available by a particular Bank in response to a particular notice requesting an Advance shall be:

            9.3.1 if the relevant Advance is to be made in Dollars, that Bank's proportion (determined in accordance with Clause 2) of the Dollar Amount of that Advance or

            9.3.2 if that Advance is to be made in an Optional Currency, that
                  Bank's proportion (determined in accordance with Clause 2) of the amount of the relevant Optional Currency specified in that notice.


      10    FEES

      10.1 UNDERWRITING AND ARRANGEMENT FEE: The Borrower shall pay to the Arrangers an underwriting and arrangement fee as stated in a letter of today's date from the Arrangers to, and countersigned by, the Borrower.

      10.2 AGENCY FEE: The Borrower shall pay to the Agent for its own account an agency fee as stated in a letter of today's date from the Agent to, and countersigned by, the Borrower.

      10.3 COMMITMENT FEE: The Borrower shall pay in U.S. Dollars a commitment fee calculated on a daily basis at the rate equal to half the Applicable Margin on the Dollar Amount of each Revolving Credit Facility Bank's Available Revolving Credit Facility Commitment on the amount outstanding on each day during the period beginning on the date of this Agreement and ending on the Maturity Date. That fee shall be payable quarterly in arrear from the date of this Agreement and on the Maturity Date or any earlier date on which that Bank's Revolving Credit Facility Commitment first equals zero.


      11    TAXES

      11.1 PAYMENTS TO BE FREE AND CLEAR: All sums payable by any of the Obligors under this Agreement shall be paid free of any restriction or condition and (except to the extent required by law) free and clear of and without any deduction or withholding, whether for or on account of Tax, by way of set-off or otherwise.

      11.2  GROSSING-UP OF PAYMENTS:

            11.2.1 If any of the Obligors or any other Person (whether or not a party to, or on behalf of a party to, this Agreement) is required by law at any time to deduct or withhold any Tax or other amount from any sum paid or payable by, or received or receivable from, such Obligor under this Agreement, that Obligor shall at the same time pay such additional amount as is necessary to ensure that the Agent or, as the case may be, the Bank to which that sum is due receives and retains (free from any liability other than Tax on its own Overall Net Income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made. However, if:

                  (i) on the due date of a payment of interest to a Bank on an Advance, that Bank is not a Qualifying Lender and

                  (ii) as a result, such Obligor is required to deduct or withhold United Kingdom income tax from that payment of interest or

                  (iii) in the case of a Treaty Lender, it has failed to
                        promptly take all necessary steps to obtain the benefit of such double taxation treaty that Obligor shall not be so required to pay an additional amount in respect of any such deduction or withholding unless it results from the introduction of or any change in, or in the interpretation or application of, any relevant law or any relevant practice of the Inland Revenue after this Agreement is entered into.

            11.2.2 If any of the Obligors or the Agent or any Bank (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any Tax or other amount on, or calculated by reference to, any sum received or receivable (including any sum received or receivable under this Clause 11.2.2) by the Agent or, as the case may be, any Bank under this Agreement (except for a payment by the Agent or a Bank of Tax on its own Overall Net Income), that Obligor shall pay or procure the payment of that Tax or other amount before any interest or penalty becomes payable or, if that Tax or other amount is payable and paid by the Agent or any Bank, shall reimburse it on demand for the amount paid by it.

            11.2.3 Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax or other amount which it is required by Clause 11.2.2 to pay, any of the Obligors shall deliver to the Agent evidence reasonably satisfactory to the Agent or, as the case may be, the relevant Bank of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

            11.2.4 As soon as any of the Obligors is aware that any such deduction, withholding or payment is required (or of any change in any such requirement), it shall notify the Agent.

      11.3  REFUND OF TAX CREDITS: If:

                      11.3.1 any of the Obligors makes a payment under Clause
                      11.2.1 or Clause 11.2.2 (a "TAX PAYMENT") in respect of a payment to a Bank under this Agreement and

                      11.3.2 that Bank determines that it has obtained a refund of Tax or obtained and used a credit against Tax on its Overall Net Income (a "TAX CREDIT") which that Bank is able to identify as attributable to that Tax Payment then, if in its absolute discretion it can do so without any adverse consequences for itself, that Bank shall reimburse that Obligor such amount as that Bank determines to be such proportion of that Tax Credit as will leave that Bank (after that reimbursement) in no better or worse position in respect of its worldwide Tax liabilities than it would have been in if no Tax Payment had been required. A Bank shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 11.3 (and, if so, what amount and when). No Bank shall be obliged to disclose any information regarding its Tax affairs and computations.

      11.4 TAX WARRANTY BY BANKS: Each Bank severally warrants to the Agent that, in the case of a Bank which is a Bank on the date of this Agreement, on the date of this Agreement and, in the case of a Bank which becomes a Bank after the date of this Agreement, on the date it becomes a Bank it is a Qualifying Lender and shall notify the Agent promptly on its becoming aware of this warranty ceasing to be correct.


      12    ILLEGALITY

            If at any time any Bank determines that it is or will become unlawful or contrary to any Directive for it to allow all or part of its Revolving Credit Facility Commitment to remain outstanding, to make, fund or have outstanding all or part of its Advances and/or to carry out all or any of its other obligations under this Agreement then:

      12.1 upon that Bank notifying the Borrower, its Revolving Credit Facility Commitment (if any) shall be cancelled and

      12.2 the Borrower shall prepay that Bank's share of each Advance on the next Interest Payment Date of that Advance or on such earlier date (if any) as that Bank shall certify to be necessary to comply with the relevant law or Directive with all unpaid accrued interest thereon, all unpaid fees accrued to that Bank and any other sum then due to that Bank under Clause 22.2 or any other provision of this Agreement.


      13    INCREASED COSTS

      13.1 INDEMNITy: If the Agent or, as the case may be, any Bank determines that, as a result of the introduction of or any change in, or in the interpretation or application of, any law or Directive or the introduction of a new currency in substitution for another currency after the date of this Agreement:

            13.1.1 it incurs a cost in maintaining all or any part of its
                  Revolving Credit Facility Commitment and/or in making, maintaining or funding all or any part of its share of any Advance or any overdue sum and/or maintaining the Overdraft Facility and/or

            13.1.2 any sum received or receivable by it under this Agreement or the effective return to it under this Agreement or the overall return on its capital is reduced (except on account of Tax on its Overall Net Income) and/or

            13.1.3 it makes any payment (except on account of Tax on its Overall
                  Net Income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement the Borrower shall indemnify it against that cost, reduction, payment or forgone interest or other return (except to the extent that it results from a deduction or withholding of Tax) and, accordingly, shall from time to time on demand (whenever made) pay to the Agent for its own account or, as the case may be, for the account of that Bank the amount certified by it to be necessary so to indemnify it. For the avoidance of doubt, the indemnification referred to in the preceding sentence shall apply to such Regulation D costs, if any, as may be applied to the Agent or any Bank from time to time.

      13.2 CAPITAL ADEQUACY: Under Clause 13.1 but subject to Clause 13.3, a Bank shall be entitled to claim indemnification not only for a cost, reduction, payment or forgone interest or other return directly attributable to this Agreement, its Revolving Credit Facility Commitment, its share of any Advance or any overdue sum, but also for that proportion of any cost, reduction, payment or forgone interest or other return which that Bank determines to be fairly allocable to this Agreement, its Revolving Credit Facility Commitment, its share of any Advance or any overdue sum in relation to any law or Directive applicable to that Bank or affecting the conduct of that Bank's business or a type of business or the manner in which or the extent to which that Bank allocates capital resources.

      13.3 EXCEPTION: Clause 13.1 shall not oblige the Borrower to compensate any Bank for any cost, reduction, payment or forgone interest or other return which results from the implementation, as contemplated on the signing of this Agreement, of the matters set out in the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "INTERNATIONAL CONVERGENCE OF CAPITAL MEASUREMENT AND CAPITAL STANDARDS", the Directive of the Council of the European Communities on a Solvency Ratio for Credit Institutions (89/647/EEC of 18 December 1989), the Directive of the Council of the European Communities on Own Funds of Credit Institutions (89/299/EEC of 17 April 1989) and/or the Directive of the Council of the European Communities on the Capital Adequacy of Investment Firms and Credit Institutions (93/6/EEC), in each case as amended before the date of this Agreement, unless it results from any change after the signing of this Agreement in, or in the interpretation or application of, such matters as contemplated on the signing of this Agreement.

      14    CHANGE IN MARKET CONDITIONS

      14.1  TRIGGERING EVENTS: If in relation to any Interest Period:

            14.1.1 the Agent is unable to determine LIBOR or

            14.1.2 the Agent is notified by the Majority Banks that (a) they are or expect to be unable to obtain matching deposits in the Inter-bank Market at or about 11 a.m. on the second Business Day before the proposed date of that Advance in sufficient amounts to fund their respective shares of that Advance or (b) the LIBOR fixed for the Interest Period of that Advance does not reflect the cost to those Banks of obtaining such deposits the Agent shall promptly notify the Borrower and the Banks and that Advance shall not be made.

      14.2 NEGOTIATION: The Borrower and the Agent (on behalf of and after consultation with the Banks) shall then negotiate until not more than 25 days after the Agent gives that notification with a view to agreeing an alternative basis for calculating the interest payable on and/or funding Advances. Any alternative basis agreed in writing by the Agent (on behalf of and with the consent of the Banks) and the Borrower within that 25 day period shall take effect in accordance with its terms.

      14.3 SUBSTITUTE INTEREST RATE: If an alternative basis for calculating the interest payable is not agreed in writing pursuant to Clause 14.2, each Bank's share of any outstanding Advance(s) to which that Interest Period relates shall during that Interest Period bear interest at the rate per annum equal to the sum of the Applicable Margin, the Mandatory Costs and the cost to it (expressed as a rate per annum) of funding its share during that Interest Period by whatever means it determines to be appropriate. Each Bank shall certify that cost to the Borrower as soon as practical after the Agent's notification of the event in question (but in any event at least 2 Business Days before the end of that Interest Period).

      15    MITIGATION

            If any circumstances arise which result, or would on the giving of notice result, in the Borrower having to make a payment to or for the account of a Bank under Clause 11.2.1, 11.2.2, 12.2 or 13 or in a Bank's Revolving Credit Facility Commitment being cancelled under Clause 12.1, then without in any way limiting, reducing or otherwise qualifying any of the obligations of the Borrower under Clauses 11 to 14:

      15.1 promptly after an officer of that Bank with responsibility for its participation in this facility becomes aware of the relevant circumstances and their results, that Bank shall notify the Borrower and

      15.2 in consultation with the Borrower and the Agent, that Bank shall take all such steps as it determines are reasonably open to it and as are acceptable to the Borrower and the Agent to mitigate the effect of those circumstances (such as changing its Facility Office, restructuring its participation in the facility and/or novating or assigning some or all of its rights or obligations under this Agreement to another Person acceptable to the Borrower and willing to take that novation or assignment).

            However, no Bank shall be obliged to take any such steps which in its opinion would or might reasonably be expected to have an adverse effect on that Bank.


      16    PAYMENTS

      16.1 CURRENCY OF PAYMENTS: Each amount to be made available by a Bank in respect of an Advance shall be made in the currency in which that Advance is to be made or, as the case may be, denominated during the relevant Interest Period.

            Any payment by any Obligor in respect of principal shall be made in the currency in which the relevant Advance was made. Any payment in respect of interest shall be made in the currency in which the sum on which that interest is payable was denominated during the Interest Period in respect of which it is payable. The agency fee is payable in Sterling.

      16.2 PAYMENTS THROUGH AGENT: All payments by any Obligor or any Bank shall be made through the Agent in the relevant currency:

            16.2.1 if in U.S. Dollars, in New York same day funds on the due date by crediting the Agent's account (number: 890-0047-003) with Bank of New York, New York or such other account and/or with such other bank in New York City as the Agent shall have specified from time to time to the Person by whom the relevant payment is to be made and

            16.2.2 if in Sterling or an Optional Currency, in immediately available cleared and freely transferable funds by such time on the due date, and by crediting such account of the Agent with such bank in the Place of Payment of the relevant currency, as the Agent may from time to time designate.

      16.3  DISTRIBUTION AND DISBURSEMENT:

            16.3.1 DISTRIBUTION TO BANKS: The Agent shall make available to each
                  Bank before close of business in the Place of Payment on that date its pro rata share (if any) of any sum so received by the Agent from an Obligor in the same currency and funds as received by the Agent to such account of that Bank with such bank in the Place of Payment of the country of that currency as it shall have designated to the Agent for that purpose. If any sum is received by the Agent from an Obligor later than required by Clause 16.2, the Agent shall make each Bank's share (if any) available to it as soon as practicable thereafter.

            16.3.2 DISTRIBUTION TO BORROWER: The Agent shall make the amounts received by it from the Banks available to the Borrower before close of business in the Place of Payment on that date in the same currency and funds as received by the Agent as follows:

                  (i) if Dollars - Misys plc - Account Number 11111019, Lloyds Bank Plc, PO Box 44, 25 Colmore Row, Birmingham BR3 3AD

                  (ii) if Sterling - Misys plc, Treasury Account - Account Number 01022359, Lloyds Bank Plc, 125 Colmore Row, Birmingham, Sort Code 30-00-03

                  (iii) if an Optional Currency - an account notified to the
                        Agent in the Place of Payment of the relevant currency.

      16.4 NETTING OF PAYMENTS: Notwithstanding Clauses 4.1.5 and 16.1 to 16.3 or any other provision of this Agreement, if on any date an amount in a currency (the "FIRST AMOUNT") is to be advanced by a Bank under this Agreement and an amount in the same currency (the "SECOND AMOUNT") is due from an Obligor to that Bank under this Agreement, that Bank shall apply the first amount in or towards payment of the second amount. The relevant Bank shall remain obliged to advance any excess (or, as the case may be, the Obligor shall remain obliged to pay any shortfall) in accordance with this Clause 16. Nothing in this Clause 16.4 shall be effective to create a charge.

      16.5 ORDER OF DISTRIBUTION: If the amount received by the Agent from an Obligor on any date is less than the total sum remaining and/or becoming due under this Agreement on that date, the Agent shall apply that amount in or towards payment of the following sums in the following order:

            16.5.1 first, in or towards payment of any sums then due to the
                  Agent in its capacity as such

            16.5.2 secondly, in or towards payment pro rata of any sums (other than principal of or interest on the Advances) then due to the Banks (or any of them)

            16.5.3 thirdly, in or towards payment pro rata of any interest then due on the Advances

            16.5.4 fourthly, in or towards payment pro rata of any principal then due.

            Any such applications shall override any purported appropriation by any Person.

      16.6 REFUNDING OF PAYMENTS: The Agent shall not be obliged to (but may) make available to any Person any sum which it is expecting to receive for the account of that Person until it has been able to establish that it has received that sum. However, it may do so if it wishes. If and to the extent that it does so but it transpires that it had not then received the sum which it paid out:

            16.6.1 the Person to whom the Agent made that sum available shall on demand refund it to the Agent and

            16.6.2 that Person or (at the option of the Agent) the Person by whom that sum should have been made available shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of paying out that sum before receiving it but without prejudice to the rights of any party hereto against such defaulting party.

      16.7  NON-BUSINESS DAYS:

            16.7.1 If any Interest Payment Date, any Reduction Date, the
                  Maturity Date or any Revolving Credit Facility Repayment Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

            16.7.2 Any payment to be made by the Borrower (otherwise than on an
                  Interest Payment Date or the Maturity Date) and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.


            17    REPRESENTATIONS AND WARRANTIES

                  17.1 BY THE OBLIGORS: Each Obligor represents and warrants in relation to itself, and the Borrower represents and warrants in relation to each Obligor, to and for the benefit of each other party to this Agreement as follows:

                        17.1.1 STATUS:

                        (i) The Borrower is a limited liability company duly incorporated and validly existing under the Companies Acts 1948 to 1976 and 1985 and has the power and authority to own its Assets and to conduct the business which it conducts.

                        (ii) Each of the Guarantors is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of incorporation with the power and authority to own its own Assets and to conduct the business which it now conducts.

                  17.1.2 POWERS: It has the power to enter into and exercise its rights and perform and comply with its obligations under this Agreement and the Takeover Documents to which it is a party.

                  17.1.3 AUTHORISATION AND CONSENTS: All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary Consents, the making of registrations and the like) at the time this representation is made or deemed to be made in order:

                        (i) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement

                        (ii) to ensure that those obligations are valid, legally binding and enforceable

                        (iii) to ensure that those obligations rank and will at
                              all times rank in accordance with Clause 19.1

                        (iv) to make this Agreement admissible in evidence in the courts of England and

                        (v) to enable each of the Borrower and Decimal Music Corporation lawfully to enter into, exercise its rights and perform and comply with its obligations under the Takeover Documents to which it is a party, to ensure that those obligations are legally binding have been taken, fulfilled and done.

                  17.1.4 NON-VIOLATION ETC.:

                        (i) The entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement by any Obligor do not and will not violate, or exceed any borrowing or other power or restriction granted or imposed by:

                              (a)   any law to which any of them is subject

                              (b)   its constitutional documents or

                              (c) (to an extent or in a manner which has or might reasonably be expected to have a Material Adverse Effect on any Obligor) any agreement to which any member of the Group is a party or which is binding on any member of the Group or its Assets, or result in the existence of, or oblige any member of the Group to create, any Security over its Assets.

                        (ii) The entry into, exercise of its rights and/or the performance of or compliance with its obligations under the Takeover Documents to which it is a party does not and will not violate (a) any law to which either the Borrower and Decimal Music Corporation is subject, or (b) any of the documents constituting either of them, or (c) any agreement to which either of them is a party or which is binding on either of them or their respective Assets and does not and will not result in the existence of, or oblige either of them to create, any Security over those Assets.

                  17.1.5 OBLIGATIONS BINDING: The obligations of each Obligor under this Agreement are valid, binding and enforceable. The obligations of each of the Borrower and Decimal Music Corporation under the Takeover Documents to which it is a party are valid, binding and enforceable.

                  17.1.6 NO DEFAULT: No Event of Default or Potential Event of
                        Default has occurred, or will occur as a result of making any Advance, other than any waived in accordance with Clause 29.2. No member of the Group is in breach of or default under any agreement relating to Borrowed Money nor, to an extent or in a manner which has or could have a Material Adverse Effect, any other agreement.

                  17.1.7 EXISTING SECURITY: No Security exists on or over its
                        Assets or those of any other member of the Group except as permitted by Clause 19.2.

                  17.1.8 RANKING OF OBLIGATIONS: The payment obligations of each
                        Obligor under this Agreement rank at least equally and rateably in all respects with all its other unsecured Indebtedness except for such unsecured Indebtedness as would, by virtue only of the operation of law, be preferred in the event of its Winding-up.

                  17.1.9 ACCOUNTS: The Borrower's audited accounts and
                        consolidated accounts as at 31 May 1997 and the related directors' and auditors' reports):

                        (i) include such financial statements as are required by the laws of England and accounting principles, standards and practices generally accepted in England and, save as stated in the notes thereto, were prepared and audited in accordance with accounting principles, standards and practices generally accepted in the United Kingdom and consistently applied and in accordance with the Companies Act 1985

                        (ii) together with those notes, give a true and fair view of its financial condition and operations (or, in the case of consolidated accounts, the consolidated financial condition and operations of the Group) as at that date and for the financial year then ended.

                  17.1.10 NO MATERIAL ADVERSE CHANGE: To the best of its
                        knowledge and belief, after due enquiry, there has been no material adverse change in its financial condition or operations since 31 May 1997, nor in the consolidated financial condition or operations of the Group since that date.

                  17.1.11 LITIGATION: So far as it is aware and save as
                        disclosed in the Circular, no litigation, arbitration or administrative proceeding is current, pending or threatened:

                        (i) to restrain the entry into, exercise of any of its rights under and/or performance or enforcement of or compliance with any of its obligations under this Agreement or

                        (ii) which is reasonably likely to be determined adversely and if so determined would have a Material Adverse Effect

                        (iii) against it, Decimal Music Corporation, Music
                              (Jersey) Limited, Kirsty Inc., the Banks, the Arrangers or the Agents in connection with the Acquisition or that might reasonably be expected to affect the validity of the Takeover Documents.

                  17.1.12 WINDING-UP: No meeting has been convened for
                        Winding-up any Obligor, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for Winding-up any Obligor

                  17.1.13 INFORMATION: As at the date hereof and, except insofar as expressly disclosed in writing by the Borrower to the Agent prior thereto, immediately prior to the Effective Time

                        (i) All statements of fact relating to any member of the Group contained in the Information Package are or will be true and accurate in all material respects and not misleading in any material respect (in each case as at the date they are or will be made or expressed to be made) and all expressions of opinion, intention and expectation relating to any such member of the Group contained in the Information Package are or will be fair and honestly held and made after due and careful enquiry and consideration (in each case as at the date they are or will be held or made or expressed to be held or made).

                        (ii) To the best of the knowledge, information and belief of the directors of the Borrower (a) all statements of fact relating to Decimal, its directors and its Subsidiaries contained in the Information Package, are or will be true and accurate in all material respects and not misleading in any material respect (in each case as at the date they are or will be made or expressed to be made) and (b) all expressions of opinion, intention and expectation of the Borrower relating to Decimal, its directors and its Subsidiaries and all assumptions relating to any financial projections contained in the Information Package, are or will be fair and honestly held and made after due and careful enquiry and consideration (in each case as at the date they are or will be made or expressed to be made) taking into account the due diligence exercise undertaken by the Borrower in relation to Decimal and its Subsidiaries.

                        (iii) The Borrower is not aware of any material facts or
                              circumstances relating to the Group or in relation to Decimal and its Subsidiaries (by reason of its due diligence exercise or otherwise) which have not been disclosed in the Information Package and which, if disclosed, could reasonably be expected materially and adversely to affect the willingness of a Person to lend money to the Group.

                  17.1.14 INTELLECTUAL PROPERTY: To the best of its knowledge and belief all material intellectual property rights, licences, consents, exemptions, clearances, filings, registrations and authorisations which are necessary to enable each Obligor to carry on its business are in full force and effect.

                  17.1.15 COMPLIANCE WITH ENVIRONMENTAL LAWS: Each member of the
                        Group:

                        (i) conducts and maintains its business operations so as to comply with all applicable Environmental Law

                        (ii) has not given, nor does it have any obligation to give, nor has it received, any notice or claim or communication regarding any past, present, planned or threatened treatment, storage, disposal, presence, release or spill of any contaminant at, on, under or from any of its real properties, including any notice pursuant to any Environmental Law in each case to the extent that failure to comply with sub-paragraph (i) above would, or with sub-paragraph (ii) would not have a Material Adverse Effect.

                  17.1.16 TAXES: Each of the Borrower and its Subsidiaries has
                        filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property by a government authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Applicable Accounting Principles have been provided in the books of the Borrower or its Subsidiaries, as the case may be) to the extent that failure to comply with this Clause 17.1.16 would have a Material Adverse Effect.

         17.1.17 PRINCIPAL SUBSIDIARIES: As at the date of this Agreement, there are no Principal Subsidiaries of the Borrower other than those set out in Schedule 5.

         17.1.18 REPETITION: Each of the representations and warranties in Clauses 17.1.1 to 17.1.14 (other than 17.1.6, to the extent it refers to a Potential Event of Default, 17.1.7, 17.1.8, 17.1.9, 17.1.10, 17.1.11, 17.1.12 and 17.1.13) will be correct and complied with on each date on which an Advance is requested or made and on the first day of each Interest Period as if repeated then by reference to the then existing circumstances.

17.2     QUALIFICATIONS TO WARRANTIES: The representation and warranty in Clause
         17.1.5 shall (where applicable) be subject, as to matters of law only, to the qualifications in paragraphs 5 and 6 of the form of opinion of Linklaters & Paines set out in Schedule 10 and, in respect of Obligors incorporated outside of England and Wales, to the similar qualifications in the legal opinion delivered in respect of such Obligor under this Agreement.

17.3 UNITED STATES: The Borrower represents and warrants to and for the benefit of each other party to this Agreement as follows:

         17.3.1   COMPLIANCE WITH ERISA:

                  (i) It and each Subsidiary and ERISA Affiliate of it has fulfilled all its material contribution obligations under the minimum funding standards of the USA Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the USA Internal Revenue Code of 1986, as amended (the "CODE"), with respect to any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by it, that Subsidiary or ERISA Affiliate or to which it, that Subsidiary or ERISA Affiliate makes contributions, has within the previous five years made contributions or has an obligation to make contributions (a "PLAN");.

                  (ii) Each Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and neither it nor any Subsidiary or ERISA Affiliate of it has incurred or expects to incur any material liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of its functions under ERISA) or a Plan under Title IV of ERISA.

                  (iii) Neither it nor any of its Subsidiaries or ERISA Affiliates has incurred any material liability to or on account of a Plan pursuant to the penalty provisions of Title I or Title IV of ERISA or expects to incur any such material liability thereunder with respect to any such Plan.

                  For the purposes of this Clause 17.3.1:

                  "ERISA AFFILIATE" means any person (as defined in Section 3(9) of ERISA) which together with any other person, is treated as a "SINGLE EMPLOYER" within the meaning of Section 414(b) or (c) of the Code.

                  17.3.2 INVESTMENT COMPANY ACT: Neither it nor any of its Subsidiaries is an "INVESTMENT COMPANY" or a "COMPANY CONTROLLED BY AN INVESTMENT COMPANY" within the meaning of the United States Investment Company Act of 1940, as amended.

                  17.3.3 PUBLIC UTILITY HOLDING COMPANY ACT: Neither it nor any of its Subsidiaries is a "HOLDING COMPANY" or an "AFFILIATE" of a "HOLDING COMPANY" within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

                  17.3.4 USE OF PROCEEDS; MARGIN REGULATIONS: All proceeds of any Advance shall be used by it for the purposes set out in this Agreement, and no part of the proceeds of any Advance will be used for any purpose which violates, or which would be inconsistent with, the provisions of the Margin Regulations, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                           For the purposes of this Clause 17.3.4, "MARGIN STOCK" shall have the meaning provided in Regulation U of the Board of Governors of the United States Federal Reserve System.

                  17.3.5 REPETITION: Each of the representations and warranties in Clauses 17.3.1 to 17.3.4 will be correct and complied with on each date on which an Advance is requested or made and on the first day of each Interest Period as if repeated then by reference to the then existing circumstances.

18       INFORMATION

         The Borrower undertakes that, so long as any sum remains to be lent or remains payable under this Agreement:

18.1 PREPARATION OF ACCOUNTS: It will ensure that all accounts to be delivered by it under this Agreement are prepared in such manner that Clause 17.1.9 would be complied with if applied to those accounts by Clause 17.1.18.

18.2 AUDITED ACCOUNTS: As soon as available and in any event within 120 days after the end of each Financial Year (beginning with the current one), it will deliver to the Agent enough copies for the Banks of each Obligor's annual report and audited accounts (both consolidated and unconsolidated) as at the end of and for that Financial Year, together with copies of the related directors' and auditors' reports. If any Obligor is resident in a country where it is not required to produce audited accounts or where it is not customary for it to do so, that Obligor may instead produce unaudited accounts and no directors' or auditors' reports will be required in such circumstances.

18.3 SEMI-ANNUAL INFORMATION: As soon as available and in any event within 90 days after the end of the first six months of each of its Financial Years (beginning with the current one), it will deliver to the Agent enough copies for the Banks of each Obligor's unaudited interim consolidated accounts as at the end of and for that six month period.

18.4 INFORMATION TO SHAREHOLDERS OR CREDITORS: As soon as practicable following the time at which the same is sent to its shareholders (or any class of its shareholders) or creditors, it will deliver to the Agent enough copies for the Banks of any circular, document or other written information sent to its shareholders (or any class of its shareholders) or creditors as such.

18.5 LITIGATION: It will as soon as practicable deliver to the Agent for distribution to the Banks details of any litigation, arbitration or administrative proceeding which is to its knowledge current or pending:

         18.5.1 to restrain the entry into, exercise of any of its rights under and/or performance or enforcement of or compliance with any of its obligations under this Agreement or

         18.5.2 which is reasonably likely to be adversely determined and if so determined would have a Material Adverse Effect on the Borrower.

18.6 EVENTS OF DEFAULT: It will notify the Agent of the occurrence of any Event of Default or Potential Event of Default (and of any action taken or proposed to be taken to remedy it) promptly after becoming aware of it. With each financial statement delivered by it under Clause 18.2 or
         18.3 and as soon as practicable after any request made by the Agent (acting reasonably) from time to time, it will deliver to the Agent a certificate signed on its behalf by a Director confirming that, so far as it is aware and (if applicable) except as previously notified to the Agent or waived in accordance with Clause 29.2, no Event of Default or Potential Event of Default has occurred or (as the case may be) setting out details of any which has occurred and has not been so notified or waived and of which it is aware and of any action taken or proposed to be taken to remedy it.

18.7 COMPLIANCE WITH FINANCIAL RATIOS: With each set of accounts delivered by it under Clause 18.2 and 18.3 it will deliver to the Agent a certificate signed on its behalf by a Director substantially in the form set out in Schedule 11 or in such other form as the Agent may require.

18.8 PRINCIPAL SUBSIDIARIES: With each set of accounts delivered by it under Clause 18.2 (and within 14 days after any request made by the Agent (acting reasonably) from time to time), it will deliver to the Agent a certificate signed on its behalf by a Director:

         18.8.1 listing the Principal Subsidiaries as at the end of the relevant financial year (or, as the case may be, as at the date specified in the Agent's request, which date must be not less than 15 nor more than 45 days before the date of the request) and

         18.8.2 setting out in reasonable detail and in a form satisfactory to the Agent the computations necessary to justify the inclusions in, and exclusions from, that list.

18.9     MERGER: It will provide to the Agent:

         18.9.1 details as to the progress of the Merger, and shall, at the request of the Agent, provide the Agent with such information in respect of the Merger that the Agent may reasonably request

         18.9.2 as soon as practicable upon becoming aware of the same, any information which is relevant to the Merger or which means that it is reasonably likely that any condition to the Merger will not be satisfied.

18.10 OTHER INFORMATION: It will promptly deliver to the Agent for distribution to the Banks such other information relating to the financial condition, business, financing or trading position of the Group or any member of the Group as the Agent (or any Bank through the Agent) may from time to time reasonably request.

18.11 DISPOSALS: It will notify the Agent promptly on becoming aware of any Disposal that shall produce Disposal Proceeds in excess of U.S.$15,000,000.

19       UNDERTAKINGS

         The Borrower undertakes that, so long as any sum remains to be lent or remains payable under this Agreement:

19.1 RANKING OF OBLIGATIONS: Each Obligor's payment obligations under this Agreement rank and will at all times rank at least equally and rateably in all respects with all its other unsecured Indebtedness except for such unsecured Indebtedness as would, by virtue only of the operation of law, be preferred in the event of its Winding-up.

19.2 NEGATIVE PLEDGE: It will not, and will ensure that no other member of the Group will, create or have outstanding any Security on or over its Assets, except for:

         19.2.1 (a) an existing cash deposit of A$4.88m with Westpac Banking Corporation deposited by CHA Computer Solutions Pty Limited ("CHA") as security for a performance bond issued in connection with a contract between CHA and Unipower Limited (for The Australian Universities Board) entered into in July 1993 and (b) an existing cash deposit of IRpound sterling1.9m with Barclays Bank PLC, Dublin Branch as security for loan notes issued by ACT Group plc on 1 December 1992 (but, in each case, except with the prior consent of the Majority Banks, the principal, capital or nominal amount secured by each such deposit may not be increased beyond the amount secured by that deposit at the date of this Agreement)

         19.2.2 Security existing by virtue of (a) any omnibus guarantee and set-off agreement entered into by any member of the Group with Lloyds Bank plc or (b) any right over any account of any member of the Group with any bank pursuant to which that bank is entitled to set-off against balances standing to the credit of such account debit balances on accounts of other members of the Group with that bank, so long as interest charged by that bank in respect of those debit balances is calculated net of any credit balances on any account against which that bank has those rights of set-off

         19.2.3 liens arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of its business in respect of Indebtedness which either (a) has been due for less than 30 days or (b) is being contested in good faith and by appropriate means

         19.2.4 pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of its business as security only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which that pledge exists

         19.2.5 except where the supplier is another member of the Group, Security arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by the relevant Person in the ordinary course of its business

         19.2.6 any Security existing at the time of acquisition on or over any Asset acquired by it (otherwise than from another member of the Group) after the date of this Agreement and not created in contemplation of or in connection with that acquisition (but, except with the prior consent of the Majority Banks, the principal, capital or nominal amount secured by any such Security and outstanding at the time of acquisition may not be increased) provided that (except with the prior consent of the Majority Banks, such consent not to be unreasonably withheld) any such Security is fully and finally discharged within 9 months after the time of that acquisition unless the Borrower has demonstrated to the Agent that:

                  (i) such Subsidiary is not contractually entitled to repay the Indebtedness secured by such Security and

                  (ii) it has used reasonable endeavours to procure the full and final discharge of such Security

         19.2.7 in the case of a Person which becomes a member of the Group after the date of this Agreement, any Security existing on or over its Assets when it becomes a member of the Group and not created in contemplation of or in connection with it becoming a member of the Group (but, except with the prior consent of the Majority Banks, (a) the principal, capital or nominal amount secured by any such Security and outstanding when the relevant Person becomes a member of the Group may not be increased except by reason of any fluctuation in the amount outstanding under, and within the limits and in accordance with the terms of, facilities which exist and are secured by the relevant Security when it becomes a member of the Group and (b) no Indebtedness may be secured by any such Security which is not secured by the relevant Security when the relevant Person becomes a member of the Group) provided that (except with the prior consent of the Majority Banks, such consent not to be unreasonably withheld) any such Security is fully and finally discharged within 9 months after the time at which that Person became a member of the Group unless the Borrower has demonstrated to the Agent that:

                  (i) such Subsidiary is not contractually entitled to repay the Indebtedness secured by such Security and

                  (ii) it has used reasonable endeavours to procure the full and final discharge of such Security

         19.2.8 any Security created in connection with escrow arrangements for source codes agreed with the Borrower's customers in the ordinary course of business

         19.2.9 any other Security created or outstanding with the prior consent of the Majority Banks

         19.2.10 any other Security created or outstanding on or over Assets of any member of the Group provided that the aggregate outstanding principal, capital or nominal amount secured by all Security created or outstanding under this exception on or over Assets of members of the Group must not at any time exceed pound sterling1,000,000 or its equivalent (as reasonably determined by the Agent)

         19.2.11  Security existing by virtue of the Deposit Agreement

19.3     DISPOSALS:

         19.3.1 It will not, and will ensure that no other member of the Group will, (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrangement, or otherwise and whether to another member of the Group or any other Person) all or substantially all of its Assets nor of any part of its Assets the disposal of which (either alone or when aggregated with all other disposals required to be taken into account under this Clause 19.3.1) has or might reasonably be expected to have a Material Adverse Effect on the Borrower.

         19.3.2 The following disposals shall not be taken into account under Clause 19.3.1:

                  (i)      Disposals in the ordinary course of trading.

                  (ii) Disposals at arm's length and on normal commercial terms

                  (iii) The payment of cash as consideration for the acquisition of any Asset at arm's length and on normal commercial terms.

                  (iv) The disposal (for a consideration not exceeding a normal commercial consideration) of Assets by any member of the Group to the Borrower, or by one wholly-owned Subsidiary to another, or (provided that the interest of the Borrower in the transferee is no less than its interest in the transferor) by any other Subsidiary to another.

                  (v) The payment of cash dividends by the Borrower to its ordinary shareholders from its distributable profits and reserves in the usual and ordinary course of its business.

                  (vi) Disposals of Assets having an aggregate market value (as reasonably determined by the Agent) of pound sterling1,000,000 (or its equivalent, as reasonably determined by the Agent).

                  (vii) Any disposal which the Majority Banks shall have agreed shall not be taken into account.

19.4 CHANGE OF BUSINESS: It will ensure that there is no material change in the nature of its business, or the business of the Group (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise).

19.5 GUARANTEES AND LOANS: It will not, and will ensure that no other member of the Group will, give any Guarantee of any of the Indebtedness of any Person (other than a member of the Group or to the extent comprised in any arrangement referred to in Clause 19.2.2 (a) or (b)) for or in respect of Borrowed Money or become a creditor in respect of any Borrowings of any Person (other than a member of the Group or any trustee of an employee share option scheme provided in the ordinary course of business for the benefit of employees of any member of the Group) except in the ordinary course of trading or where the aggregate principal, nominal or capital amount of such Indebtedness and such Borrowings does not exceed pound sterling250,000. It will ensure that no Person gives any Guarantee of or Security for any of the Borrower's Indebtedness for or in respect of Borrowed Money (other than to the extent comprised in any arrangement referred to in Clause 19.2.2(a) or
         (b)).

19.6     FINANCIAL RATIOS:

         19.6.1 At the end of each, and of the first six months of each, Financial Year of the Borrower the ratio of PBIT to Net Interest Payable for the twelve month period then ending will not be less than 4 to 1.

         19.6.2 On the date (the "TEST DATE") at the end of each Financial Year and each financial half-year of the Borrower commencing with the current one the ratio of Net Borrowings on that date to Adjusted EBITDA for the twelve month period then ending will not exceed 3.5 to 1 for the period from first drawdown until 30 November 1998 and 3 to 1 thereafter.

         19.6.3 If any financial statement delivered or to be delivered to the Agent under Clause 18.2 or 18.3 is not to be or, as the case may be, has not been prepared in accordance with the Companies Act 1985 (as in effect on the date of this Agreement) and Applicable Accounting Principles:

                  (i) The Borrower and the Agent (on behalf of and after consultation with all the Banks) shall, on the request of the Agent, negotiate in good faith with a view to agreeing such amendments to the above financial ratios and/or the definitions of the terms used in them as are necessary to give the Banks comparable protection to that contemplated at the date of this Agreement.

                  (ii) If amendments are agreed by the Borrower and the Majority Banks within 25 days, those amendments shall take effect in accordance with the terms of that agreement.

                  (iii) If such amendments are not so agreed within 25 days, the Borrower shall:

                           (a) within 30 days after the end of that 25 day period and

                           (b) with all subsequent financial statements to be delivered to the Agent under Clause 18.2 or 18.3 deliver to the Agent, in reasonable detail and in a form satisfactory to the Agent, details of all such adjustments as need be made to the relevant financial statement to bring it into line with the Companies Act 1985 (as in effect on the date of this Agreement) and Applicable Accounting Principles.

19.7     ACQUISITIONS:

         19.7.1 It will not, and will ensure that no other member of the Group will, during any Financial Year, (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) acquire whether by subscription or otherwise any Assets of any Person (including, without limitation, any business or interest in an unincorporated firm, undertaking, joint venture, association or partnership, or any shares or securities convertible into shares (or any interest therein)) if consolidated Net External Debt of the Group would increase by more than U.S.$400,000,000 (or its equivalent) at the time of the acquisition or in aggregate when looking at all other such acquisitions in any Financial Year of the Borrower without the prior written consent of the Agent (given on behalf of and after consultation with all the Banks).

         19.7.2 At the time of any acquisition contemplated by this Clause 19.7, the Borrower shall deliver to the Agent a certificate substantially in the form set out in Schedule 14, signed by a director of the Borrower, stating that the requirements of this Clause 19.7 will not be breached.

         19.7.3 Nothing in this Clause 19.7 shall apply to the Acquisition or to any transaction contemplated by Clause 19.3.2(iv).

19.8 HEDGING ARRANGEMENTS: It shall consult with the Arrangers regarding hedging arrangements in respect of ongoing interest rate exposures.

19.9 OFFER PRICE: It shall not offer or pay more than the price per share specified in a letter dated the date of this Agreement from the Banks to the Borrower and accepted by the Borrower to any shareholder in Decimal.

19.10 RIGHTS ISSUE UNDERWRITING AGREEMENT: Except with the prior consent of the Majority Banks, there will be no amendment, supplement, consent, agreement under, waiver or breach of any provision of, the Rights Issue Underwriting Agreement that is material to the interests of the Banks. It will perform and comply with its obligations under the Rights Issue Underwriting Agreement.

19.11 COMPLETION OF MERGER: It shall use all reasonable endeavours to ensure that the Merger is completed in accordance with the Merger Agreement on or following the date of first drawdown.

19.12 PRIOR APPROVAL OF REFERENCES TO BANKS ETC.: It shall ensure that, before the issue of any public document or the making of any public announcement, any reference therein to the Revolving Credit Facility or all or any of the Banks, the Arrangers or the Agent shall have been approved by the Arrangers such approval not to be unreasonably withheld.

19.13 INFORMATION MEMORANDUM AND SYNDICATION: It will cooperate with the Arrangers or such of its offices/branches as it shall request in the preparation of the Information Memorandum for the purposes of syndicating the Facilities and will make available executive management of the Group at the request of the Arrangers to meet with and make presentations to prospective participants in the syndication and, once the Information Memorandum is in final form, it shall be deemed to make the same representation and warranty in respect of the Information Memorandum as it has done in respect of the Information Package in Clause 17.1.13 but where all references in that Clause to the Information Package shall be read as references to the Information Memorandum.

19.14 MERGER AGREEMENT: Neither it nor Decimal Music Corporation will grant any waiver, make any amendment or exercise any other right (other than termination) under the terms of the Merger Agreement which is material to the interests of the Banks without the prior consent of the Majority Banks (such consent not to be unreasonably withheld or delayed).

19.15 ADDITIONAL GUARANTORS: Unless the Borrower demonstrates to the reasonable satisfaction of the Agent that it is unlawful for a company to enter into a Guarantor Accession Deed, it will procure that (i) each company which becomes a member of the Group after the Restatement Date or (ii) each group of companies which become members of the Group after the Restatement Date, in each case which results in an increase in consolidated Net External Debt of the Group of U.S.$200,000,000 (or equivalent) or more at the time it or they (as the case may be) become members of the Group, promptly and in any event within 50 Business Days of becoming a member or members (as the case may be) of the Group, enters into a Guarantor Accession Deed.

19.16 LIMIT OF DEBT: It will procure that the aggregate amount of consolidated Net External Debt of members of the Group that are not Guarantors does not exceed U.S.$50,000,000 (or equivalent) in aggregate on the Test Dates. In the event that a Person becomes a member of the Group by virtue of an acquisition, the Net External Debt of that Person shall not be included in the aggregate total of Net External Debt of all members of the Group that are not Guarantors for the purposes of this Clause 19.16 for a period of 6 months from the date that Person is acquired.

19.17 AUDITORS: It will ensure that the Group's auditors from time to time are an internationally recognised firm of independent auditors.

19.18 COMPLIANCE WITH LAWS: It will ensure that each member of the Group will at all times:

         19.18.1 comply in all material respects with all laws and regulations applicable to it (including Environmental Laws) and which are necessary for the conduct of its business, trade and ordinary activities generally

         19.18.2 obtain, effect and maintain in full force and effect all material governmental and regulatory consents, licences, exemptions, clearances, filings, registrations and authorisations necessary for the conduct of its business, trade and ordinary activities generally.

19.19 ACCOUNTING REFERENCE DATE: It will not change its accounting reference date without the consent of the Agent, such consent not to be unreasonably withheld.

19.20 INSURANCE: It will maintain and ensure that each of its Subsidiaries maintains insurances on and in relation to its business and Assets against such risks and to such extent as it reasonably considers good business practice for companies carrying on a business such as that carried on by the relevant Person (including in particular product liability insurance).

19.21 RIGHTS ISSUE: It will ensure that the proceeds of the Rights Issue net of costs and expenses will be deposited with Lloyds Bank Plc and used to settle the foreign exchange options and/or contracts referred in Clause 11.1.3 of the Bridge Facility and to the extent that there is a surplus, the balance will be used towards the payment of any costs and expenses incurred in connection with the Acquisition and then towards its general corporate purposes.

19.22 CONDITIONS SUBSEQUENT: It will ensure that it, and each Guarantor, has complied with Clause 3.2 of the Amendment and Restatement Agreement.

20       DEFAULT

20.1     EVENTS OF DEFAULT: The following are Events of Default:

         20.1.1 NON-PAYMENT: Any Obligor does not pay in the manner provided in this Agreement (a) any principal payable under it when due, unless that Obligor satisfies the Agent that non-payment is due solely to administrative error (whether by that Obligor or a bank involved in transferring funds to the Agent) and payment is made within 2 Business Days after notice of that non-payment has been given to it by the Agent or (b) any other sum payable under it within 3 Business Days after notice of that non-payment has been given to it by the Agent.

         20.1.2 BREACH OF REPRESENTATION OR WARRANTY: Any representation, warranty or statement by any Obligor in this Agreement or in any document delivered under it is not complied with or is or proves to have been incorrect in any material respect, when made or deemed repeated.

         20.1.3 BREACH OF UNDERTAKING: Clauses 2.3 or 19.2 to 19.7, 19.9, 19.10, 19.14, 19.15 and 19.16 are not complied with or any condition attached to any waiver or consent given under this Agreement is not fulfilled.

         20.1.4 BREACH OF OTHER OBLIGATION: Any Obligor does not perform or comply with any one or more of its other obligations under this Agreement and, if that default is capable of remedy within 30 days, it is not remedied within 30 days after notice of that default has been given to it by the Agent.

         20.1.5 CROSS DEFAULT: Any other Indebtedness of any Obligor or any Principal Subsidiary for or in respect of Borrowed Money, or any other Indebtedness of any of them to a bank or financial institution, is or is declared to be or is capable of being rendered due and payable before its normal maturity by reason of any actual or potential default, event of default or the like (however described) or is not paid when due nor within any applicable grace period in any agreement relating to that Indebtedness or, as a result of any actual or potential default, event of default or the like (however described) any facility relating to any such Indebtedness is or is declared to be or is capable of being cancelled or terminated before its normal expiry date or any Person otherwise entitled to use any such facility is not so entitled. However, no Event of Default will occur under this Clause 20.1.5 unless and until the aggregate principal, nominal or capital amount of the Indebtedness (whether of one or more Persons) in respect of which one or more of the events mentioned above in this Clause
                  20.1.5 has/have occurred equals or exceeds pound sterling1,000,000 or its equivalent (as reasonably determined by the Agent).

         20.1.6 INSOLVENCY: Any Obligor or any Principal Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its Indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its Indebtedness (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the Indebtedness of that Obligor or any Principal Subsidiary.

         20.1.7 ENFORCEMENT PROCEEDINGS: A distress, attachment, execution or other legal process is levied, enforced or sued out on or against the Assets of any Obligor or any Principal Subsidiary and is not discharged or stayed within 14 days.

         20.1.8 SECURITY ENFORCEABLE: Any Security on or over the Assets of any Obligor or any Principal Subsidiary becomes enforceable. However, the exercise of a lien arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of business shall not constitute an Event of Default if the indebtedness in respect of which that lien is being exercised either (a) has been due for less than 30 days or (b) is being contested in good faith by appropriate means.

         20.1.9 WINDING-UP: Any step (not being merely vexatious or frivolous and not discharged or stayed within 7 days of first being taken) is taken by any Person with a view to, or any order is made or resolution passed for, the Winding-up of any Obligor or any Principal Subsidiary, or any of them ceases or threatens to cease to carry on all or a material part of its business, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Majority Banks before that step is taken.

         20.1.10 CHANGE OF CONTROL: Control (as defined in Section 416(2) of the Income and Corporation Taxes Act 1988) of the Borrower is acquired (or is deemed by Section 416(2) to be held) by any Person, or any group of connected persons (within the meaning of Section 839 of that Act), or any Persons acting in concert, which at the date of this Agreement do(es) not have (and would not be so deemed to have) such control.

         20.1.11 CONSENTS: Any action, condition or thing (including the obtaining of any necessary Consent) at any time required to be taken, fulfilled or done for any of the purposes stated in Clause 17.1.3 is not taken, fulfilled or done, or any such Consent ceases to be in full force and effect without modification or any condition in or relating to any such Consent is not complied with (unless that Consent or condition is no longer required or applicable).

         20.1.12 ILLEGALITY: It is or will become unlawful for the Obligors to perform or comply with any one or more of its obligations under this Agreement (unless the Majority Banks determine that the UNLAWFULNESS OF THE RELEVANT OBLIGATION(S) IS IMMATERIAL).

         20.1.13 GUARANTEE: ANY GUARANTEE OF A GUARANTOR IS NOT (OR IS CLAIMED BY ANY OBLIGOR NOT TO BE) IN FULL FORCE AND EFFECT.

         20.1.14 LITIGATION: Any litigation, arbitration or administrative proceeding has commenced which is reasonably likely to be determined adversely and if so determined would have a Material Adverse Effect on the Borrower.

         20.1.15 ANALOGOUS EVENTS: Any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in Clause 20.1.6, 20.1.7 or 20.1.9.

         20.1.16 ERISA: (i) Any Plan which is covered by Title IV of ERISA but which is not a multiemployer plan (as that term is defined in Section 4001(a)(3) of ERISA) shall terminate under s.4001(c) or s.4002 of ERISA, (ii) any Obligor or any entity, whether or not incorporated, which is under common control with any other Obligor within the meaning of Section 4001 (a)(14) of ERISA) shall, or is, in the reasonable opinion of the Majority Banks, likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganisation (as those terms are defined in Section 4245 and Section 4241 respectively of ERISA) of, a multiemployer plan or (iii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i), (ii) and (iii) above, such event or condition, together with all other such events or conditions, if any, would have a Material Adverse Effect.

         20.1.17 BREACH OF TAKEOVER DOCUMENTS: The Borrower does not perform or comply with any one or more of its obligations under the Takeover Documents.

         20.1.18 MATERIAL ADVERSE CHANGE: Any event(s) occur(s) or circumstances arise as a consequence of which the Obligors taken together will or might reasonably be expected to not (or will or might reasonably be expected to be unable to) perform or comply with any one or more of its obligations under this Agreement.

20.2 CANCELLATION/ACCELERATION: If at any time and for any reason (and whether within or beyond the control of any party to this Agreement) any Event of Default has occurred (other than any Event of Default which the Borrower has demonstrated to the Majority Banks has been remedied) then at any time thereafter, whether or not any Event of Default is continuing, the Agent, if so instructed by the Majority Banks, shall by notice to the Borrower declare:

         20.2.1 the Revolving Credit Facility Commitments to be cancelled, whereupon they shall be cancelled; and/or

         20.2.2 all Advances, all unpaid accrued interest and fees and any other sum then payable under this Agreement to be immediately due and payable, whereupon they shall become so due and payable; and/or

         20.2.3 demand that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand.

21       DEFAULT INTEREST

21.1 INTEREST ON OVERDUE SUMS: If the Borrower does not pay any sum payable under this Agreement when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Agent (both before and after judgment) in accordance with this Clause
         21. For the purpose of this Clause 21, if any payment is received by the Agent on the due date, but too late to be made available by the Agent on that due date to the Person(s) entitled to it under Clause 16.3, that payment shall be deemed to be received on the next Business Day (but the Agent will give credit to the Borrower for any interest earned by the Agent on the relevant sum pending distribution to such Person(s)).

21.2 DEFAULT INTEREST PERIODS AND RATES: Interest under this Clause 21 shall be calculated by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of 3 months or such shorter period as the Agent may from time to time select and the rate of interest applicable for all or any part of a particular Interest Period shall be the rate per annum equal to the sum of 1% and the rate which would be applicable to that overdue sum for (or, as the case may be, for that part of) that Interest Period under Clause 8.4 if that overdue sum were a non-overdue Advance, except as follows:

         21.2.1 Subject to Clauses 21.2.2 and 21.2.3, until the third Business Day after the Agent first becomes aware of the relevant default, the Agent may require that each Interest Period relating to the relevant overdue sum shall be an "OVERNIGHT" period beginning on one Business Day and ending on the next. The rate of interest for a particular "OVERNIGHT" period shall be the rate per annum equal to the sum of 1%, the Applicable Margin, the Mandatory Costs and LIBOR for that Interest Period.

         21.2.2 If the overdue sum is of principal of an Advance and becomes due before the Revolving Credit Facility Repayment Date (as appropriate) of that Advance, the first Interest Period applicable to that overdue sum shall end on that Repayment Date and the rate of interest applicable to that sum for that Interest Period shall be the rate per annum equal to the sum of 1% and the rate applicable to it immediately before it became due.

         21.2.3 If any event mentioned in Clause 14.1 occurs in relation to any Interest Period applicable to an overdue sum, the rate of interest payable on each Person's share of that sum for all or any part of that Interest Period shall be the sum of 1%, the Applicable Margin, the Mandatory Costs and the cost to that Person (as certified by it and expressed as a rate per annum) of funding its share during that Interest Period by whatever means it determines to be appropriate.

         21.2.4 Any Interest Period which would otherwise end on a non-Business Day shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

21.3 PAYMENT AND COMPOUNDING OF DEFAULT INTEREST: Interest accrued under this Clause 21 shall be due on demand by the Agent but, if not previously demanded, shall be paid when due in accordance with Clause 8.4 If not paid when due, the interest shall be added to the overdue sum and itself bear interest accordingly.

22       INDEMNITIES

22.1 MISCELLANEOUS INDEMNITIES: The Borrower shall on demand indemnify the Agent and each Bank against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of:

         22.1.1 an Advance not being made or the Overdraft Facility not being made available by reason of non-fulfilment of any of the conditions in Clause 3 and 4, as the case may be, or the Borrower purporting to revoke a notice requesting an Advance

         22.1.2 the occurrence or continuance of any Event of Default or Potential Event of Default

         22.1.3 the receipt or recovery by any party (or the Agent on its behalf) of all or any part of an Advance or overdue sum otherwise than on the Revolving Credit Facility Repayment Date, as the case may be, Repayment Date of that Advance or the last day of an Interest Period relating to that overdue sum or

         22.1.4 any Bank's Revolving Credit Facility Commitment being cancelled as provided in the first sentence of Clause 7.2.

22.2 BROKEN FUNDING COSTS: In the case of Clauses 22.1.1 and 22.1.3 above, the amount payable shall in any event include the amount (if any) by which:

         22.2.1 the amount of interest which the relevant Person is able to obtain by placing an amount equal to its share of the relevant Advance or overdue sum on deposit in the Inter-bank Market, for the remainder of the relevant Interest Period, as soon as reasonably practicable after it becomes aware that the relevant Advance is not being made or (as the case may be) of the relevant event referred to in Clause 22.1.1 or 22.1.3 is less than:

         22.2.2 the amount of interest which, in accordance with the expressed terms of this Agreement, would otherwise be payable to that Person on its share of that Advance for its Interest Period (as the case may be) on the relevant amount for the remainder of the relevant

                  Interest Period.

22.3     CURRENCY INDEMNITY:

         22.3.1 In respect of any sum payable by the Borrower under or in connection with this Agreement including damages, the currency specified in Clause 16.1 in respect of that sum (the "CURRENCY OF ACCOUNT") shall be the sole currency of account and payment.

         22.3.2 Any amount received or recovered in a currency other than the relevant Currency of Account (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the Winding-up of the Borrower or otherwise) by the Agent or any Bank in respect of any sum expressed to be due to it from the Borrower under this Agreement shall only discharge the Borrower to the extent of the amount in that Currency of Account which the recipient is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

         22.3.3 If that amount in that Currency of Account is less than the amount expressed to be due to the recipient under this Agreement, the Borrower shall indemnify it against any loss sustained by it as a result. In any event, the Borrower shall indemnify the recipient against the cost of making any such purchase. For the purpose of this Clause 22.3, it will be sufficient for the Agent or Bank, as the case may be, to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

22.4     TRANSACTION INDEMNITY:

         22.4.1 The Borrower agrees to indemnify and hold the Arrangers, the Banks and the Agent and their respective directors, officers and agents (the "INDEMNIFIED PARTIES") harmless from and against any and all claims, damages, liabilities, taxes, costs and expenses (including reasonable and proper legal fees, travel and other expenses and disbursements) which may be incurred by or asserted against the Indemnified Parties in connection with or arising out of any investigation, litigation or proceeding relating to this Agreement or the financing of the Merger (except for any arising out of such Indemnified Party's gross negligence or wilful default) whether or not the Indemnified Parties are parties thereto, and will pay all costs and expenses of the Indemnified Parties (including all reasonable legal and proper fees, expenses and disbursements) incurred or sustained by the Indemnified Parties in connection with the same whether or not the Facilities are utilised or the Merger is completed.

         22.4.2 Any party that proposes to assert the right to be indemnified under this Clause 22.4 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Borrower under this Clause 22.4 notify the Borrower of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action, suit or proceeding shall not relieve the Borrower from any liability that it may have to any Indemnified Party unless the Borrower is effectively precluded from exercising any of its material rights to contest such claim as a result of such omission to notify.

         22.4.3 In case any such action, suit or proceeding shall be brought against any Indemnified Party and notification has been made to the Borrower of the commencement thereof, the Borrower shall be entitled to participate in such action, suit or proceeding.

22.5 INDEMNITIES SEPARATE: Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent and/or any Bank and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

23       GUARANTEE

23.1 GUARANTEE: Each Guarantor unconditionally and irrevocably guarantees that, if for any reason the Borrower does not pay any sum payable by it under this Agreement by the time, on the date and otherwise in the manner specified in this Agreement (whether on the normal due date, on acceleration or otherwise), that Guarantor will pay that sum before close of business in the Place of Payment for the relevant currency on that date.

23.2 GUARANTOR AS PRINCIPAL DEBTOR: As between each Guarantor and (apart from the Borrower) the other parties to this Agreement but without affecting the Borrower's obligations, each Guarantor shall be liable under this Clause 23 as if it were the sole principal debtor and not merely a surety. Accordingly, each Guarantor shall not be discharged, nor shall its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor including:

         23.2.1 any time, indulgence, concession, waiver or consent at any time given to the Borrower or any other Person

         23.2.2 any amendment or supplement to any other Clause of this Agreement or to any Security or other Guarantee

         23.2.3 the making or absence of any demand on the Borrower or any other Person for payment

         23.2.4 the enforcement or absence of enforcement of this Agreement or of any Security or other


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

                  Guarantee

         23.2.5 the taking, existence or release of any Security or other Guarantee

         23.2.6 the Winding-up of the Borrower or any other Person, or any step being taken for any such Winding-up or

         23.2.7 the illegality, invalidity or unenforceability of, or any defect in, any provision of this Agreement or any Security or other Guarantee or any of the obligations of any of the parties under or in connection with this Agreement or any Security or other Guarantee.

23.3 GUARANTOR'S OBLIGATIONS CONTINUING: Each Guarantor's obligations under this Agreement are and will remain in full force and effect by way of continuing security until no sum remains to be lent under this Agreement and the Agent and Banks have irrevocably received or recovered all sums payable under this Agreement. Furthermore, those obligations of the Guarantors are additional to, and not instead of, any Security or other Guarantee at any time existing in favour of any Person, whether from the Guarantors or otherwise, and may be enforced without first having recourse to the Borrower, any other Person, any Security or any other Guarantee. Each Guarantor irrevocably waives all notices and demands of any kind.

23.4 EXERCISE OF GUARANTOR'S RIGHTS: So long as any sum remains to be lent or remains payable under this Agreement:

         23.4.1 any right of each Guarantor, by reason of the performance of any of its obligations under this Clause 23, to be indemnified by the Borrower, to prove in respect of any liability in the Winding-up of the Borrower or to take the benefit of or enforce any Security or other Guarantee shall (and shall only) be exercised and enforced in such manner and on such terms as the Agent (acting on instructions from the Majority Banks) may require and

         23.4.2 any amount received or recovered by a Guarantor (a) as a result of any exercise of any such right or (b) in the Winding-up of the Borrower shall be held in trust for the Agent, and the Banks and immediately paid to the Agent provided that nothing in this Clause 23.4.2 shall be effective to create a charge.

23.5 AVOIDANCE OF PAYMENTS: Each Guarantor shall on demand indemnify the Agent, and each Bank against any funding or other cost, loss, expense or liability (including loss of Applicable Margin) sustained or incurred by the Agent or, as the case may be, that Bank as a result of it being required for any reason (including any bankruptcy, insolvency, Winding-up or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Borrower under this Agreement and shall in any event pay to the Agent or, as the case may be, the relevant Bank on demand the amount so refunded by it.

23.6 SUSPENSE ACCOUNTS: For the purpose of enabling the Agent or any Bank to maximise its recoveries in any actual or potential Winding-up, any amount received or recovered by the Agent or any Bank (otherwise than as a result of a payment by the Borrower to the Agent) in respect of any sum payable by the Borrower under this Agreement may be placed by the recipient in an interest bearing suspense account. That amount may be kept there (with any interest earned being credited to that account) unless and until the recipient is satisfied that it is not obliged to pay any further sum under this Agreement and that it has irrevocably received or recovered its share of the Advances, all interest accrued thereon and any other sums payable to it under this Agreement.

23.7 INDEMNITY: As separate, independent and alternative stipulations, each Guarantor unconditionally and irrevocably agrees:

         23.7.1 that any sum which, although expressed to be payable by the Borrower under this Agreement, is for any reason (whether or not now existing and whether or not now known or becoming known to any party to this Agreement) not recoverable from that Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Agent on demand and

         23.7.2 as a primary obligation to indemnify the Agent and each Bank against any loss suffered by it as a result of any sum expressed to be payable by the Borrower under this Agreement not being paid by the time, on the date and otherwise in the manner specified in this Agreement or any payment obligation of the Borrower under this Agreement being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to any party to this Agreement), the amount of that loss being the amount expressed to be payable by the Borrower in respect of the relevant sum.

23.8 ADDITIONAL GUARANTORS: The Borrower may nominate any of its Subsidiaries incorporated in an OECD country as a Guarantor for the purposes of this Agreement by so notifying the Agent in writing. Upon receipt by the Agent of a Guarantor Accession Deed duly executed by a Guarantor and upon the Agent notifying the Borrower in writing that it has received documentation complying with Schedule 8 in respect of a Guarantor, such Guarantor shall acquire all the rights and assume all the obligations of a Guarantor hereunder and thereafter shall be treated as a Guarantor for all purposes under this Agreement.


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

24       THE AGENT

24.1 Appointment of Agent: Each Bank irrevocably appoints the Agent to act as its agent for the purpose of this Agreement and authorises it to perform the functions specifically delegated to it by this Agreement and such other functions as are reasonably incidental. However, the Agent may not begin any legal action or proceeding in the name of a Bank without its consent. The relationship between the Agent and the Banks is of agent and principal only. The Agent shall not be a trustee or fiduciary for any Bank, nor an agent, trustee or fiduciary for the Borrower under or in relation to this Agreement.

24.2     AGENT'S DUTIES: The Agent shall:

         24.2.1 promptly send to each Bank details of each communication received by it from the Borrower under this Agreement, except that details of any communication relating to a particular Bank shall be sent to that Bank only

         24.2.2 promptly send to each Bank a copy of any legal opinion delivered under this Agreement and of any document or information received by it under Clause 18

         24.2.3 subject to the other provisions of this Clause 24, act in accordance with any instructions from the Majority Banks and

         24.2.4 have only those obligations and responsibilities, of a solely mechanical and administrative nature, expressly specified in this Agreement.

24.3     AGENT'S RIGHTS: The Agent may:

         24.3.1 perform any of its functions under this Agreement by or through its personnel or agents

         24.3.2 refrain from exercising any right, power or discretion under this Agreement until it has received instructions from the Majority Banks as to whether (and, if so, how) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with instructions from the Majority Banks

         24.3.3 treat (a) the Bank which makes available any share of an Advance as the Person entitled to repayment of that share unless all or part of it has been novated (or the Agent has received notice of assignment of all or part of it) in accordance with Clause 28.3 and (b) the office notified by a Bank to the Agent for this purpose before the signing of this Agreement (or, as the case may be, set out in the relevant Novation Notice or notice of assignment) as its Facility Office unless the Agent has received from that Bank a notice of change of Facility Office in accordance with Clause 28.4. The Agent may act on any such notice until it is superseded by a further notice


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

         24.3.4 refrain from disclosing any document or information if such disclosure (and may refrain from doing anything else which) would or might in its opinion be contrary to any law or Directive, be a breach of any duty of secrecy or confidentiality or otherwise render it liable to any Person and may do anything which is in its opinion necessary to comply with any law or Directive

         24.3.5 assume that no Event of Default or Potential Event of Default has occurred unless an officer of the Agent, in performing the Agent's functions under this Agreement, acquires actual knowledge to the contrary and

         24.3.6 refrain from taking any step (or further step) to protect or enforce the rights of any Person under this Agreement until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result.

24.4 RIGHTS OF AGENT AND ARRANGERS: The Agent and each Arranger (and, in the case of Clauses 24.4.4 and 24.4.5, each of its Affiliates) may:

         24.4.1 rely on any communication or document believed by it to be genuine

         24.4.2 rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Borrower on a statement by or on behalf of the Borrower

         24.4.3 obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice

         24.4.4 retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account and

         24.4.5 accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to this Agreement or any Affiliate of any party (and, in each case, may do so without liability to account). Without prejudice to the generality of this Clause 24.4.5, neither the Agent nor any of its Affiliates shall have any duty to disclose or act on or take into account any document or information of which any of them has knowledge or notice or otherwise becomes aware in the course of doing anything permitted by this Clause 24.4.5 and, in performing its duties, obligations and responsibilities as Agent, the Agent shall be entitled to ignore any such document or information which is not publicly available.

         24.4.6 act as agent or trustee or in a fiduciary or other capacity on behalf of any other group of banks or financial institutions providing facilities to any member or members of the Group or any associated company of any such member without regard to the effect of exercising or omitting to exercise its rights discretions powers and duties in such capacity in the interests of the Banks and to act or omit to act in such capacity as freely in all respects as if the Agent had not been appointed to act as agent for the Banks and


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

         24.4.7 subscribe for, hold or be or become beneficially entitled to, or dispose of, shares or securities, or options or other rights to and interests in shares or securities in any member or members of the Group or any associated company of any such member (and, in each case, may do so without liability to account).

24.5 EXONERATION OF AGENT AND ARRANGERS: Neither the Agent nor the Arrangers nor any of their personnel or agents shall be:

         24.5.1 responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information in any Information Memorandum, this Agreement or any notice or other document delivered under or in connection with this Agreement whether given orally or in writing

         24.5.2 responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of this Agreement or any such notice or other document

         24.5.3 obliged to enquire as to the occurrence or continuation of an Event of Default or Potential Event of Default or

         24.5.4 liable for anything done or not done by it or any of them under or in connection with this Agreement save in the case of its or their own gross negligence or wilful misconduct.

24.6 AGENT/ARRANGERS AS BANK: The Agent and each Arranger shall have the same rights and powers with respect to its Revolving Credit Facility Commitment and share of the Advances (if any) as any other Bank and may exercise those rights and powers as if it were not also acting as Agent and/or Arranger.

24.7 NON-RELIANCE ON AGENT/ARRANGERS: Each Bank confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, prospects, creditworthiness, status and affairs of the Borrower, the Group or any member of the Group and has not relied, and will not at any time rely, on the Agent and/or the Arrangers and/or any other Bank:

         24.7.1 to provide it with any information relating to the business, financial condition, prospects, creditworthiness, status or affairs of the Borrower, the Group, any member of the Group or any other Person, whether coming into its possession before or after the making of any Advance (except, in the case of the Agent, as stated in Clause 24.2) or

         24.7.2 to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any time provided by or on behalf of the Borrower, the Group, any member of the Group or any other Person under or in connection with this Agreement (whether or not that information has been or is at any time circulated to it by the Agent), including any contained in any Information Memorandum or

         24.7.3 to assess or keep under review the business, financial condition, prospects, creditworthiness, status or affairs of the Borrower, the Group, any member of the Group or any other Person.

24.8 INDEMNITY TO ARRANGERS AND AGENT: To the extent that the Borrower does not do so on demand or is not obliged to do so, each Bank shall on demand indemnify the Arrangers and the Agent in the proportion borne by its Advances to all the Advances at the relevant time (or, if there are then no Advances, in the proportion borne by its Revolving Credit Facility Commitment to the total Revolving Credit Facility Commitments or, if its Revolving Credit Facility Commitment has been cancelled, in the proportion borne by its Revolving Credit Facility Commitment to the total Revolving Credit Facility Commitments immediately before being cancelled) against any cost, expense or liability mentioned in Clause 27 or sustained or incurred by the Agent in complying with any instructions from the Majority Banks or otherwise sustained or incurred by the Arrangers and the Agent in connection with this Agreement or its duties, obligations and responsibilities under this Agreement (including any costs and expenses incurred by the Arrangers and the Agent in connection with the preparation, printing, negotiation, entry into or advertising of any Information Memorandum and this Agreement).

24.9 RESIGNATION OF AGENT: Notwithstanding the irrevocable appointments in Clauses 24.1 and 24.10, the Agent may resign at any time (after consultation with the Borrower) if it gives at least 7 days' notice to the Borrower and the Banks. However, no resignation shall be effective until the successor has been appointed and accepted its appointment in accordance with this Clause 24.9. The Agent may in its notice of resignation appoint any of its Affiliates with an office in London as its successor. If it does not do so, the Majority Banks may appoint a successor. If the relevant successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation, the resigning Agent may appoint any reputable bank or financial institution with an office in London (whether or not an Affiliate of the Agent) to be its successor. Any appointment of a successor must be in writing, signed by the Person(s) appointing that successor and delivered to that successor. Any acceptance of such appointment must be in writing, signed by the Person appointed and delivered to the Person(s) appointing that successor. The other parties to this Agreement shall be promptly informed of the acceptance by a successor Agent. Upon the successor accepting its appointment, the resigning Agent shall be automatically discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if the successor had been the original Agent party to this Agreement. The resigning Agent shall provide its successor with (or with copies of) such of its records as its successor requires to carry out its functions under this Agreement.

24.10 NOVATION NOTICE: The Borrower, each Obligor and each Arranger and Bank (except for a Bank voluntarily seeking the relevant novation in accordance with Clause 28.3) irrevocably authorise the Agent to sign each Novation Notice on their behalf.

24.11    CONFIDENTIAL INFORMATION:


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
         24.11.1 In acting as Agent for the Banks, the Capital Markets unit of Lloyds Bank Plc shall be treated as a separate entity from any other of the divisions of the Agent or its subsidiaries and, without detracting from the generality of the foregoing, in the event that any of the

                  Agent's divisions (including its Capital Markets unit) or similar units or subsidiaries should act for the Borrower or any member of the Group in any capacity whether as bankers or otherwise in relation to any other matter, any information given by the Borrower or member of the Group to such divisions, similar units or subsidiaries shall be treated as confidential and the Agent shall as between itself and the Banks not be obliged to disclose the same to any Bank or any other person.

         24.11.2 Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the generality of Clause
                  24.11.1 the Agent shall as between itself and the Banks not be obliged to disclose to any Bank or other person any information supplied by the Borrower or member of the Group to it in its capacity as Agent for the Banks which is identified by the Borrower or that member of the Group at the time of supply as being confidential and supplied solely for the purpose of evaluating in consultation with the Agent whether any waiver or amendment might be required to any of the provisions contained herein provided that nothing in this Clause 24.11.2 shall apply to any information supplied by the Borrower pursuant to Clause 18.

         24.11.3 For the purposes of this Agreement the Agent shall be deemed not to have any actual knowledge or actual notice of the contents of any information obtained by it or supplied to it by or on behalf of the Borrower or any member of the Group other than the contents of information obtained or supplied to it as Agent for the Banks under this Agreement and which information the Agent is not obliged to keep confidential pursuant to Clause 24.11.1.


25       SET-OFF/PRO RATA SHARING

25.1 SET-OFF: Each of the Obligors authorises any other party to this Agreement to apply (without prior notice) any credit balance (whether or not then due) to which it is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability to it of, any office of that party in or towards satisfaction of any sum then due from it to that party under this Agreement and unpaid and, for that purpose, to convert one currency into another (but so that nothing in this Clause 25.1 shall be effective to create a charge). No party shall be obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

25.2 PRO RATA SHARING: If at any time the proportion received or recovered (whether by direct payment, by exercise of any right of set-off, combination of accounts or lien, or otherwise) by any Bank in respect of the total sum which has become due to it from an Obligor under this Agreement before that time exceeds the proportion received or recovered by the Bank(s) receiving or recovering the smallest proportion (if any), then:

         25.2.1 within 2 Business Days after receiving a request from the Agent, that Bank shall pay to the Agent an amount equal to the excess

         25.2.2 the Agent shall promptly distribute that payment as if it were made by the Borrower and

         25.2.3 as between that Obligor, and the Banks, that excess amount shall be treated as having been paid to the Banks to which (and in the proportions in which) it is distributed under Clause 25.2.2, rather than as having been paid to that Bank.

         Within 2 Business Days after any Bank receives or recovers any such sum (except for a sum received or recovered in respect of the Overdraft Facility) otherwise than by payment through the Agent, that Bank shall notify the Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. If all or part of any amount so received or recovered by that Bank has to be refunded by it (with or without interest), each Bank to whom any part of that amount has been distributed shall (within 2 Business Days after receiving a request from that Bank) in turn pay to that Bank its proportionate share of the amount to be refunded and of any interest required to be paid by that Bank on that amount in respect of all or any part of the period from the date of the relevant distribution to the date of that payment to that Bank.

         Any amount received or recovered by a Bank under a novation, assignment, sub-participation (or the like) shall be ignored for the purpose of this Clause 25.2 (except to the extent, if any, that such amount is received or recovered from or is, to that Bank's knowledge, funded by the Obligor, or any other member of the Group). Furthermore, a Bank shall not be obliged to share any amount which it has received or recovered as a result of taking legal proceedings with any other Bank which had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.


26       EXPENSES AND STAMP DUTY

26.1 EXPENSES AND STAMP DUTY: Whether or not any Advance is made, the Borrower shall pay:

         26.1.1 Initial Expenses: on demand, all reasonable costs and expenses (including Taxes thereon and legal fees) properly incurred by the Agent or the Arrangers in connection with the preparation, printing, negotiation, entry into or advertising of the Information Memorandum, the Syndication and this Agreement and/or any amendment of, supplement to or waiver or consent in respect of this Agreement requested by or on behalf of the Borrower (whether or not entered into or given)

         26.1.2 Enforcement Expenses: on demand, all costs and expenses (including Taxes thereon and legal fees) incurred by the Agent in the administration of, or by the Agent or any Bank in protecting or enforcing (or attempting to protect or enforce) any right under, this Agreement and/or any such amendment, supplement, waiver or consent and

         26.1.3 STAMP DUTY: promptly, and in any event before any interest or penalty becomes payable, any stamp, documentary, registration or similar Tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement and/or any such amendment, supplement, waiver or consent, and shall indemnify the Agent and the Banks against any liability with respect to or resulting from any delay in paying or omission to pay any such Tax.

26.2 OTHER EXPENSES: The Borrower shall also, from time to time on demand of the Agent, reimburse it, at such hourly and/or daily rates as it shall from time to time notify to the Borrower, in respect of management time and/or other resources used by it in connection with any such amendment, supplement, waiver or consent, or complying with any instructions from the Majority Banks, or the protection or enforcement or attempted protection or enforcement of any right under this Agreement and/or any such amendment, supplement, waiver or consent.


27       CALCULATIONS AND EVIDENCE

27.1 BASIS OF CALCULATION: All interest shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or 365 days in the case of Sterling) and the actual number of days elapsed.

27.2 LOAN ACCOUNTS: The entries made in the accounts maintained by each Bank in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Borrower recorded in them.

27.3 CERTIFICATES: A certificate by the Agent, either Arranger, the Overdraft Facility Bank or any Bank as to any sum payable to it under this Agreement, and any other certificate, determination, notification or the like of the Agent, either Arranger, the Overdraft Facility Bank or any Bank or the Majority Banks provided for in this Agreement, shall be conclusive save for manifest error. Any such certificate as to any sum shall set out the basis of computation of that sum in reasonable detail but shall not be required to disclose any information reasonably considered to be confidential.


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
28       NOVATION

28.1 BENEFIT AND BURDEN OF THIS AGREEMENT: This Agreement shall benefit and bind the parties, any New Bank in respect of which a Novation Notice becomes effective in accordance with Clause 28.3, their permitted assignees and their respective successors. Any reference in this Agreement to any party shall be construed accordingly.

28.2 BORROWER: The Borrower may not assign or transfer all or part of its rights or obligations under this Agreement.

28.3     BANKS:

         28.3.1 Any Bank may at any time novate all or part of its share of an Advance or its Revolving Credit Facility Commitment to any Qualifying Lender which is an Affiliate of that Bank without the consent of any party or to any other Qualifying Lender with the consent of the Borrower (which consent shall be deemed to have been given unless, within 7 days of being requested to consent, the Borrower refuses its consent on reasonable grounds stated in its refusal). However, no consent shall be needed after any notice is sent under Clause 20.2.1 or 20.2.2. Any such novation shall be made by delivering to the Agent a duly completed and executed Novation Notice whereupon, subject to the terms of that Novation Notice:

                  (i) to the extent that in that Novation Notice the relevant Bank seeks to novate its share of an Advance and/or its Revolving Credit Facility Commitment, the Borrower and that Bank shall each be released from further obligations to each other and their respective rights against each other shall be cancelled (such rights and obligations being referred to as "DISCHARGED RIGHTS AND OBLIGATIONS")

                  (ii) the Borrower and the relevant New Bank shall each assume new obligations towards each other and/or acquire new rights against each other which differ from the discharged rights and obligations only insofar as the Borrower and that New Bank have assumed and acquired the same in place of the Borrower and that Bank and

                  (iii) the New Bank and the other parties to this Agreement (other than the Borrower) shall acquire the same rights and assume the same obligations between themselves as at the date of novation as they would have acquired and assumed had that New Bank been an original party to this Agreement as a Bank with the rights and/or obligations acquired or assumed by it as a result of that novation (and, to that extent, the original Bank and those other parties shall each be released from further obligations to each other).

         28.3.2 Each Novation Notice or notice of assignment sent to the Agent shall be accompanied by a transfer fee payable to the Agent by the Bank seeking the novation or, as the case may be, making the assignment. Until further notice, that fee (which will be subject to review by the Agent from time to time) will be pound sterling 950 for each novation or assignment.

28.4 FACILITY OFFICES: The initial Facility Office of each Bank has been notified by that Bank to the Agent. Any Bank may at any time change its Facility Office in relation to all or a specified part of its Revolving Credit Facility Commitment and/or Advances by notifying the Agent of the fax number and address of its new Facility Office. The Facility Office must be in the United Kingdom.

28.5     REFERENCE BANKS:

         28.5.1 If a Reference Bank ceases to have a London office or novates or assigns all its rights and obligations under this Agreement or if the Revolving Credit Facility Commitment of any Reference Bank is cancelled under Clause 7.2 or if its Advances are prepaid under Clause 6.4 or 12, it shall be replaced as a Reference Bank by such other Bank with an office in London as the Agent (after consultation with the Borrower) shall designate by notice to the Borrower and the Banks.

         28.5.2 If a Reference Bank does not supply a quotation required from it in order to determine LIBOR pursuant to this Agreement, LIBOR shall be determined on the basis of the quotations supplied by the remaining Reference Banks.

28.6 DISCLOSURE OF INFORMATION: The Agent or any Bank may disclose to an actual or potential New Bank, assignee approved by the Borrower for the purposes of Clause 28.3.1, sub-participant or the like or any other Person approved by the Borrower (such approval not to be unreasonably withheld or delayed) such information about the Borrower or any other Person as it may think fit

28.7 CONFIDENTIALITY: The Agent, the Arrangers and each Bank agree to maintain the confidentiality of any information (other than information which is publicly available other than by a breach of this provision) received by it under this Agreement about any member of the Group and shall only disclose such information to another Person (other than the Agent or another Bank) if that Person agrees to maintain the confidentiality of any such information by an agreement in writing addressed to the Borrower, except where the Agent, such Arranger, such Bank or such Person is required to disclose that information:

         28.7.1 in connection with any legal proceedings arising out of or in connection with this Agreement; or

         28.7.2 if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

         28.7.3 pursuant to any law or regulation in accordance with which that Bank is required to act;

                  or

         28.7.4 to any governmental, banking or taxation authority of competent jurisdiction; or

         28.7.5   to its auditors or legal or other professional advisers.


29       REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

29.1 NO IMPLIED WAIVERS, REMEDIES CUMULATIVE: No failure on the part of the Agent or any Bank to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that or any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

29.2 AMENDMENTS, WAIVERS AND CONSENTS: Any provision of this Agreement may be amended or supplemented only if the Borrower and the Majority Banks so agree in writing and any Event of Default, Potential Event of Default, provision or breach of any provision of this Agreement may be waived before or after it occurs only if the Majority Banks so agree in writing but:

         29.2.1 an amendment, supplement or waiver which puts one or more Banks in a better or worse position than one or more other Banks or changes or relates to (a) the amount of the Available Revolving Credit Facility or any Bank's Revolving Credit Facility Commitment or Available Revolving Credit Facility Commitment (b) the Maturity Date, (c) the amount or currency of the Advances, (d) the amount or date of any repayment, (e) the length of Interest Periods, (f) a reduction in the amount or a change in the date(s) of payment of any fee payable under Clause 11, (g) the currency of any payment, (h) the definition of "APPLICABLE MARGIN", "LIBOR" or "MAJORITY BANKS", (i) any provision expressed to require the consent of all the Banks (whether or not containing any other exceptions) or (j) this Clause 29.2, shall require the agreement of all the Banks and (in the case of an amendment or supplement) the Borrower also and

         29.2.2 an amendment, supplement or waiver which changes or relates to the rights and/or obligations of the Agent shall require its agreement also.

         Any consent by the Agent or any Bank or the Majority Banks under this Agreement must also be in writing. Any such waiver or consent may be given subject to any conditions thought fit by the Person giving it and shall be effective only in the instance and for the purpose for which it is given.

29.3 Single European Currency: Paragraphs 2 to 12 of Schedule 13 (Single European Currency) shall come into effect on the Commencement Date (as defined in that Schedule). However, to the extent that any provision in those paragraphs relates to any state (or currency of a state) which is not a participating member state on the Commencement Date, that provision shall come into effect on the date on which that state becomes a participating member state.


30       COMMUNICATIONS

30.1 ADDRESSES: Each communication under this Agreement shall be made by fax or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to it at the fax number or address, and marked for the attention, if any, from time to time designated by it to the Agent (or, in the case of the Agent, by it to each other party) for the purpose of this Agreement. The initial fax number, address and marking (if any) so designated by each Obligor and the Agent are set out under its name at the end of this Agreement. Any communication or document from or to each Obligor shall be sent to, by or through the Agent.

30.2 DEEMED DELIVERY: Any communication from an Obligor shall be irrevocable, and shall not be effective until received by the Agent. Any other communication to any Person shall be conclusively deemed to be received by that Person:

         30.2.1 if sent by fax between 9 a.m. and 5 p.m. (local time in the place to which it is sent) on a working day in that place, when sent or, if sent by fax at any other time, at 9 a.m. (local time in the place to which it is sent) on the next working day in that place or

         30.2.2   in any other case, when left at the address required by Clause
                  30.1 or within 2 such working days after being put in the post postage prepaid and addressed to it at that address.

         For this purpose, working days are days other than Saturdays, Sundays and bank holidays.

31       PARTIAL INVALIDITY

         The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.


32       NATURE OF RIGHTS AND OBLIGATIONS

         32.1 LIABILITY SEVERAL: The liability of the Banks is several. No party to this Agreement shall be responsible for the obligations of any other party. The failure of a Bank to perform its obligations shall not release any other party from its obligations.

         32.2 RIGHTS SEVERAL: The rights of the Banks are also several. The amount at any time owing by the Borrower to any party under this Agreement shall be a separate and independent debt from the amount owing to any other party.

32.3 CONTINUATION OF CERTAIN OBLIGATIONS: The obligations of any party under or in respect of Clauses 11, 13, 21, 22, 24.8, 25, 26, 28.6 and 28.7
         shall continue even after all the Revolving Credit Facility Commitments have terminated and all the Advances have been repaid or prepaid.


33       COUNTERPARTS

         This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Agent shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.


34       GOVERNING LAW AND JURISDICTION

34.1 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of England.

34.2 ENGLISH COURTS: For the benefit of the Agent, the Arrangers, the Overdraft Facility Bank and each Bank, all the parties irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement ("PROCEEDINGS") may be brought in those courts and each Obligor irrevocably submits to the jurisdiction of those courts.

34.3 U.S. COURTS: Without prejudice to Clause 34.2, each Obligor further irrevocably agrees that any Proceedings may be brought in any New York State or United States Federal court sitting in New York City and submits to the non-exclusive jurisdiction of each such court.

34.4 OTHER COMPETENT JURISDICTION: Nothing in this Clause 34 shall limit the right of the Agent, the Arrangers, the Overdraft Facility Bank and/or any Bank to take Proceedings against an Obligor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Agent, the Arrangers, the Overdraft Facility Bank and/or any Bank from taking Proceedings in any other jurisdiction, whether concurrently or not.

34.5 VENUE: Each Obligor irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause 34 and any claim that any such Proceedings have been brought in an inconvenient forum. Each party irrevocably waives all right to trial by jury in any Proceedings.

34.6     SERVICE OF PROCESS:

         34.6.1 Each Obligor irrevocably appoints Kirsty Inc. and its successors (of 45 Broadway, 2nd Floor, New York, N.Y. 10006, U.S.A.) to receive, for it and on its behalf, service of process in any Proceedings in New York. Each Obligor not incorporated in England irrevocably appoints the Borrower to receive for it and on its behalf service of process in any proceedings in England. Such service shall be deemed completed on delivery to the relevant process agent (whether or not it is forwarded to and received by the Borrower). If for any reason Kirsty Inc. ceases to be able to act as such or no longer has an address New York, as the case may be, each Obligor irrevocably agrees to appoint a substitute process agent acceptable to the Agent, and to deliver to the Agent a copy of the new agent's acceptance of that appointment, within 30 days.

         34.6.2 Each Obligor irrevocably consents to any process in any Proceedings anywhere being served by mailing a copy by registered or certified prepaid airmail post to it in accordance with Clause 30. Such service shall become effective 28 days after mailing.

         34.6.3 Nothing shall affect the right to serve process in any other manner permitted by law.

                                   SCHEDULE 1
                               INFORMATION PACKAGE

        Accountant's Report
        Circular

                                   SCHEDULE 2
                                 MANDATORY COSTS

1 Mandatory Costs in relation to any Interest Period (or part of an Interest Period) relating to any particular Advance or overdue sum will be determined by the Agent on the basis of calculations made by each Reference Bank as at 11 a.m. on the first day of that Interest Period.

2 Mandatory Costs will be the percentage rate per annum determined by the Agent to be the arithmetic mean (rounded up to 4 decimal places) of the respective rates notified by each Reference Bank to the Agent at its request as the rate resulting from the application of whichever of the following formulae is appropriate:

         in relation to Advances or overdue sums denominated in Sterling:

         in relation to Advances or overdue sums denominated in any other currency:

         where on the day of application of a formula:


X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Reference Bank is required under or pursuant to the Bank of England Act 1998 (the "ACT") to maintain cash ratio deposits with the Bank of England

L is the percentage rate per annum at which Sterling deposits for the relevant period are offered by such Reference Bank to leading banks in the London inter-bank market at or about 11 a.m. on that day

F is the rate of charge payable by such Reference Bank to the Financial Services Authority (the "FSA") pursuant to the relevant paragraph of the Fees Regulations (but where, for this purpose, the figure at the relevant paragraph shall be deemed to be zero) and expressed in pounds per pound sterling 1 million of the Fee Base of such Reference Bank

S is the level of Special Deposits, expressed as a percentage of Eligible Liabilities, which such Reference Bank is required to maintain by the Bank of England (or any other United Kingdom Agency)

D is the percentage rate per annum payable by the Bank of England to such Reference Bank on Special Deposits

         X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.

3        For the purposes of this Schedule:

         "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them under or pursuant to the Act, or by the Bank of England (as may be appropriate), on the day of application of the formula.

         "FEE BASE" has the meaning given to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

         "FEES REGULATIONS" means, as appropriate, either:

         (a)      the Banking Supervision (Fees) Regulations 1998 or

         (b) such regulations as are from time to time in force, relating to the payment of fees for banking supervision, in respect of periods subsequent to 31 March 1999.

4 Each Reference Bank shall use reasonable endeavours to supply to the Agent on request the percentage rate per annum so calculated by it on any date. If any Reference Bank does not do so on request of the Agent, the Agent shall determine the relevant Mandatory Costs on the basis of the quotations supplied by the remaining Reference Banks. If no Reference Bank supplies a quotation on request of the Agent, then the Agent, in consultation with the Borrower, shall select suitable Banks to supply quotations, if no, or only one suitable Bank supplies a quotation then instead of Mandatory Costs being payable in respect of the relevant period, each Bank shall be entitled to claim compensation under Clause 13 (Increased Costs).

5 If there is any change in circumstance (including the introduction of alternative or additional requirements and/or any change in the interpretation or application of any requirement) which in the reasonable opinion of the Agent renders or will render the method of calculating Mandatory Costs wholly or partly inappropriate or inapplicable, the Agent may (after consultation with the Borrower and the Banks) vary the method of calculating Mandatory Costs by notifying the Borrower and the Banks of the new method. Any such variation shall, save for manifest error, be conclusive and binding on all parties and shall apply from the date specified in that notification.

                                   SCHEDULE 3
                                 NOVATION NOTICE




To:    Lloyds Bank Plc
       St. George's House
       PO Box 787
       6-8 Eastcheap
       London EC2M 1LL


        Attention: [             ]


                           MISYS PLC CREDIT AGREEMENT
                    DATED 5 September 1997 (the "AGREEMENT")

1 This Novation Notice relates to the Agreement. Terms defined in the Agreement have the same meaning in this Novation Notice.

2        The undersigned Existing Bank:

2.1 confirms that, to the extent details appear below under the heading "RIGHTS AND/OR OBLIGATIONS TO BE NOVATED", those details accurately summarise the rights and/or obligations which are to be novated and which are, upon delivery of this Novation Notice to the Agent (but subject to 3 below), cancelled and discharged in accordance with Clause
         28.3 of the Agreement and

2.2 confirms that any consent of the Borrowers required in accordance with Clause 28.3 of the Agreement has been obtained to this novation.

3 The undersigned New Bank agrees that it assumes and acquires new rights and/or obligations in accordance with Clause 28.3 of the Agreement on and with effect from - 199- [subject only to the Agent's having received tested telex confirmation from - that the sum of - has been credited to the Existing Bank's account with - for value that date].

4        The undersigned New Bank:

4.1      confirms that it is a Qualifying Lender

4.2 confirms that, until further notice, its Facility Office and details for communications are as set out below

4.3 agrees to perform and comply with the obligations expressed to be imposed on it by Clause 28.3 of the Agreement as a result of this Novation Notice taking effect and

4.4 if not already a Bank, irrevocably appoints the Agent to act as its agent as provided in the Agreement and agrees to be bound by the Agreement (including, but not limited to, Clause 24 and particularly, but not limited to, Clauses 24.5, 24.7 and 24.8).

5 The above confirmations and agreements are given to and for the benefit of and made with each of the other parties to the Agreement.

6 This Novation Notice shall be governed by and construed in accordance with the laws of England.

         EXISTING BANK

         Name:
         By:

         Authorised Signatory

         Date:    19


         NEW BANK

         Name:
         By:

         Authorised Signatory

         Date:    19


         FACILITY OFFICE

         Address:

         Fax No:
         Telex No:
         Attention:


         RIGHTS AND/OR OBLIGATIONS TO BE NOVATED

1        Existing Bank's Revolving Credit Facility Commitment to be novated:
         U.S.$

2        Existing Bank's share(s) of Advance(s) to be novated:

                                   SCHEDULE 4
                            NOTICE REQUESTING ADVANCE




To: Lloyds Bank Plc

         Attention: [Insert name of relevant Department or title of relevant officer]


                     CREDIT AGREEMENT DATED 5 SEPTEMBER 1997

         We refer to the above Agreement between, among others, ourselves and Banks and yourselves as Agent. Terms defined in that Agreement have the same meaning in this notice.

         We give you notice that we wish an Advance to be made as follows:





Amount:
Currency:
Date:                 (or, if that is not a Business Day, the next Business Day)

INTEREST [one][two][three][six][other][or, if election not effective, - months] PERIOD

         The proceeds of the Advance are to be made available by credit to [the account of -] at -.

         [No Event of Default or Potential Event of Default has occurred and is continuing, or will occur as a result of making this Advance. All representations and warranties in Clause 17.1 of the Agreement (except those not to be repeated in accordance with their respective terms pursuant to Clauses 17.1.18 and 17.3.5) have been complied with and would be correct in all material respects if repeated today by reference to the circumstances now existing.]

         Dated -



         By:

         Authorised signatory

                                   SCHEDULE 5
                             PRINCIPAL SUBSIDIARIES

Kindle Banking Systems Ltd
Midas Kapiti International Limited
Misys Financial Systems Limited
Kapiti Limited
Midas Kapiti International PTE Ltd
ACT Financial Systems Limited
Kindle Group Ltd
Misys International SA
Misys Overseas Limited
Misys Holdings Limited
Countrywide Holding (UK) plc
Midas Kapiti Germany GmbH
Midas Kapiti International Limited (Hong Kong)
Quotient SA
FIT SNC

                                   SCHEDULE 6
                   BORROWER'S CONFIRMATION OF UNCONDITIONALITY


        I refer to the Credit Agreement dated 5 September 1997 between Misys plc (the "BORROWER"), the Arrangers and Banks named in it and yourselves as Agent (the "AGREEMENT"). Terms defined and references construed in the Agreement have the same meaning and construction in this Certificate.


To: Lloyds Bank Plc                                                - 1997
as Agent for the Banks


         I am a Director of Misys plc and hereby certify as follows:

1        I am duly authorised to give this Certificate.

2 Admission of the Stock: I confirm that Admission of the Stock occurred on [ ] 1997

3 Closing of the Merger Agreement: Misys plc is not aware of any reason that would prohibit or delay the consummation of the Merger Agreement or why the Effective Time will not occur tomorrow. All conditions other than Article 8.2(e) to the Merger Agreement have been satisfied and the filing of the certificates of Merger with the Secretary of the State of North Carolina is expected to be made tomorrow.

         This Certificate may be relied on by the Agent, the Arrangers and each Bank.



         ......................................................................
         DIRECTOR
         FOR AND ON BEHALF
         OF MISYS PLC

                                   SCHEDULE 7
                                   TIMETABLES

         Under "RELEVANT TIME", numbers indicate numbers of Business Days. See Clause 1 for meaning.

         The activity described under "ACTION" is a summary only. Reference should be made to the relevant Clause, which will prevail in the case of any inconsistency.

         References to time are to London time, except where otherwise indicated:

         "D" = Date on which the Advance is to be made

         "B" = Borrower

         "A" = Agent

         "BK" = Bank


             A Drawdown under Revolving Credit Facility in Sterling

RELEVANT TIME       ACTION                                     CLAUSE REFERENCES
D - 1               Drawdown request to A                      4.1
10 a.m.

D - 2               A calculates Dollar Amount as              1.1 (definition of "DOLLAR
11.00 a.m.          a.m. on D-2                                AMOUNT")

D - 1               A notifies Bks of request                  4.2
12 p.m.

D - 1               Bks may object to Term other               8.1.51,
3 p.m.              2, 3 or 6 months



D - 1               A notifies B and Bks of any of any          8.1.5
5 p.m.              objections

D                   LIBOR set                                   1.1 (definition of "RATE FIXING
11 a.m.                                                         DAY")

                    Bks put A in funds                          16.2

D                   A makes funds available to B                16.3.2
Close of business

  D Drawdown under Revolving Credit Facility in Dollars or an Optional Currency

RELEVANT TIME       ACTION                                     CLAUSE REFERENCES
D - 3               Drawdown request to A                      4.1 and 9.3
10 a.m.

D - 3               If Optional Currency, A calcu1ates         1.1 (definition of "REQUIRED
11.00 a.m.          Dollar Amount                              AMOUNT")
D - 3               A notifies Bks of request                  4.2
12 p.m.

D - 3               Bks may object to Optional Currency        9.3
3 p.m.              requested by B
D - 3               A notifies B and Bks of any objection      9.3
5 p.m.

D - 2               LIBOR set                                  1.1 (definition of "RATE FIXING
11 a.m.                                                        DAY")
D                   Bks put A in funds                         16.2.1
11 a.m. New York
City time
(for Dollars)

Customary time in                                              16.2.2
Place of Payment
(for Optional
Currency)

D                   A makes funds available to B               16.3.2

Close of business
(in Place of
Payment)

                                   SCHEDULE 8A
                        FORM OF GUARANTOR ACCESSION DEED




To: Lloyds Bank Plc

From: [Subsidiary]                                                   - 1997



        Dear Sirs

1 We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "CREDIT AGREEMENT") dated 5 September 1997 and made between Misys plc (the "BORROWER"), as borrower, Baring Brothers Limited (trading as ING Barings) and Lloyds Bank Plc (trading as Lloyds Bank Capital Markets) as arrangers, Lloyds Bank Plc as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this deed. This deed is supplemental to the Credit Agreement.

2 [Subsidiary] hereby agrees to be a Guarantor pursuant to Clause 19.15 of the Credit Agreement and accordingly undertakes henceforth to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor in all respects as if it had been an original party thereto.

3        [Subsidiary's] administrative details are as follows:

                  Address:



                  Telephone No:

                  Telex No:

                  Telefax No:

4 This deed shall be governed by and construed in all respects in accordance with English law.

         IN WITNESS WHEREOF this deed has been executed the day and year first before written.

         THE COMMON SEAL of
         [Subsidiary]
         was hereunto affixed
         in the presence of:

        [or Executed as a deed

         Director

         Director/Secretary]

                                   SCHEDULE 8B
               FORM OF GUARANTOR ACCESSION DEED (FRENCH GUARANTOR)


To: Lloyds Bank Plc

From: [Subsidiary]                                                 - 1997



        Dear Sirs

1 We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "CREDIT AGREEMENT") dated 5 September 1997 and made between Misys plc (the "BORROWER"), as borrower, Baring Brothers Limited (trading as ING Barings) and Lloyds Bank Plc (trading as Lloyds Bank Capital Markets) as arrangers, Lloyds Bank Plc as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this deed. This deed is supplemental to the Credit Agreement.

2 Subject to paragraph 3 below [Subsidiary] hereby agrees to be a Guarantor pursuant to Clause 19.15 of the Credit Agreement and accordingly undertakes henceforth to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor in all respects as if it had been an original party thereto.

3 "The liability of [Subsidiary] under the guarantee under Clause 23 of the Credit Agreement is limited to the amount constituting 70% of the net asset value of [Subsidiary] as shown in its most recent audited accounts on the date of implementation of such guarantee.

4        [Subsidiary's] administrative details are as follows:

                  Address:


                  Telephone No:

                  Telex No:

                  Telefax No:

5 This deed shall be governed by and construed in all respects in accordance with English law.

         IN WITNESS WHEREOF this deed has been executed the day and year first before written.

         THE COMMON SEAL of

         [Subsidiary]
         was hereunto affixed
         in the presence of:


         [or Executed as a deed

         Director

         Director/Secretary]

                                   SCHEDULE 8C
               Form of Guarantor Accession Deed (German Guarantor)


To: Lloyds Bank Plc

From: [Subsidiary]                                                    - 1997



         Dear Sirs

1 We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Credit Agreement") dated 5 September 1997 and made between Misys plc (the "BORROWER"), as borrower, Baring Brothers Limited (trading as ING Barings) and Lloyds Bank Plc (trading as Lloyds Bank Capital Markets) as arrangers, Lloyds Bank Plc as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this deed. This deed is supplemental to the Credit Agreement.

2 [Subsidiary] hereby agrees to be a Guarantor pursuant to Clause 19.15 of the Credit Agreement and accordingly undertakes henceforth to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor in all respects as if it had been an original party thereto to the extent not violating sections 30 and 31 of the Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit besehrankter Haftung)

3        [Subsidiary's] administrative details are as follows:

                  Address:



                  Telephone No:

                  Telex No:

                  Telefax No:

4 This deed shall be governed by and construed in all respects in accordance with English law.

         IN WITNESS WHEREOF this deed has been executed the day and year first before written.

         THE COMMON SEAL of
         [Subsidiary]
         was hereunto affixed
         in the presence of:

         [or Executed as a deed

         Director

         Director/Secretary]"

                                   SCHEDULE 9
             DOCUMENTS TO ACCOMPANY FORM OF GUARANTOR ACCESSION DEED



1 A copy, certified a true copy by a duly authorised officer of the proposed Guarantor, of the [Memorandum and Articles of Association] [constitutional documents] of such proposed Guarantor.

2 A copy, certified a true copy by a duly authorised officer of the proposed Guarantor, of a Board Resolution and a Shareholder Resolution of such proposed Guarantor approving the execution and delivery of a Guarantor Accession Deed, the accession of such proposed Guarantor to this Agreement and the performance of its obligations under this Agreement and authorising a person or persons (specified by name or office) on behalf of such proposed Guarantor to sign such Guarantor Accession Deed and any other documents to be delivered by such proposed Guarantor pursuant thereto.

3 A certificate of a duly authorised officer of the proposed Guarantor setting out the names and signatures of the person or persons mentioned in the resolution referred to in paragraph (2) above.

4        A copy of its latest financial statements.

5        Legal opinion of legal counsel in a form satisfactory to the Agent.

                                   SCHEDULE 10
                       FORM OF LINKLATERS & PAINES OPINION


         Lloyds Bank Plc
         St. George's House
         PO Box 787
         6-8 Eastcheap
         London EC3M 1LL
         (the "AGENT")

         Baring Brothers Limited
         60 London Wall
         London
         EC2M 5TQ
         (together with Lloyds Bank Plc, the "ARRANGERS")

         and

         ING Bank N.V., London Branch
         60 London Wall
         London
         EC2M 5TQ
         (together with Lloyds Bank Plc, the "BANKS")


                                                                - September 1997



         Dear Sirs

1 We have acted as your English legal advisers in connection with a credit agreement dated 5 September 1997 (the "AGREEMENT") between Misys plc (the "BORROWER"), the Arrangers, the Agent and the Banks named in it and have taken instructions solely from you. Terms defined in the Agreement have the same meaning in this opinion.

2 This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law.

3 For the purpose of this opinion, we have examined the documents listed in the Schedule to this letter. We have assumed that the Agreement has been validly signed and delivered by the Borrower and is within the capacity and powers of, and has been validly authorised, signed and delivered by, each party other than the Borrower.

4        In our opinion:

         (a) The Borrower is a company incorporated in England under the Companies Acts 1948 to 1976 and 1985.

         (b) The Borrower has corporate power to enter into and to perform its obligations under the Agreement and has taken all necessary corporate action (other than an increase in the borrowing powers of the Borrower contained in a special resolution of the Borrower referred to in paragraph 6(g) below) to authorise borrowings under the Agreement and to authorise its signing, delivery and performance of the Agreement.

         (c) The Agreement constitutes valid, binding and enforceable obligations of the Borrower.

5 The term "ENFORCEABLE" as used above means that the obligations assumed by the Borrower under the Agreement are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

         (d) Enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors.

         (e) Enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered by the court to be an adequate remedy.

         (f) Claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim.

         (g) Where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws of that jurisdiction.

         (h) An agreement to negotiate (such as that in Clause 14.2 of the Agreement) is unenforceable, but this does not affect the enforceability of those provisions of the Agreement as to the consequences of any failure to negotiate or agree on the relevant matter.

6        This opinion is subject to the following qualifications:

         (a) So far as they relate to United Kingdom stamp duties, the undertakings and indemnities given by the Borrower in Clause
                  26.1.3 of the Agreement may be void under Section 117 of the Stamp Act 1891. However, no United Kingdom stamp duty is payable in respect of the signing and delivery of the Agreement.

         (b) A certificate, determination, notification, opinion or the like might be held by the English courts not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the Agreement to the contrary.

         (c) Any term of an agreement may be amended orally by the parties despite provisions such as Clause 29.2 of the Agreement.

         (d) Interest provided for under Clause 21 of the Agreement may not be recoverable if it amounts to a penalty under English law.

         (e) An English court may refuse to give effect to Clause 26.1.2 of the Agreement in respect of the costs of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

         (f) Clause 31 of the Agreement may not be effective - it depends on the nature of the illegality, invalidity or unenforceability in question.

         (g) We express no opinion as to compliance or otherwise with the financial limitations on borrowings by the Borrower contained in Article 87 of the Borrower's Articles of Association. However, we note that a special resolution is to be proposed at an extraordinary general meeting of the Borrower to be held on [22] September 1997 to authorise borrowings under the Agreement.

7 This opinion is addressed to you solely for the benefit of you and the Banks and solely in connection with the Agreement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.



         Yours faithfully



         Linklaters & Paines

                                   SCHEDULE 1



1        A signed copy of the Agreement.

2 A certificate of the Borrower dated - September 1997, together with the documents stated in paragraphs 2, 3 and 4 of that certificate as being delivered with it.

                                   SCHEDULE 11
                         FORM OF COMPLIANCE CERTIFICATE




To:       Lloyds Bank Plc
          (as Agent for the Banks
          participating in the Credit
          Agreement referred to
          below)

                             Director's Certificate

                                                                          [Date]

         I refer to the agreement (as from time to time amended, varied, novated or supplemented, the "CREDIT AGREEMENT") dated 5 September 1997 and made between Misys plc (the "BORROWER"), as borrower, Baring Brothers Limited (trading as ING Barings) and Lloyds Bank Plc (trading as Lloyds Bank Capital Markets) as arrangers, Lloyds Bank Plc as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning herein and references to Clauses are to Clauses in the Credit Agreement. The financial information given below is derived from the [audited accounts] [interim accounts] [management accounts] for the period [-].

1        FINANCIAL INFORMATION

         I confirm that as at the Test Date dated [ ]

         (a) Reported consolidated operating profit before tax for the most recently completed twelve month period was [pound sterling-]

         (b) Exceptional items in accordance with Financial Reporting Standard 3 for the most recently completed twelve month period were; positive [pound sterling-] and negative [pound sterling-]

         (c)      Net Interest payable was [pound sterling-]

         (d) Adjustments to ensure that consolidated profit conforms with the definition of "HEADLINE EARNINGS" as described in paragraphs 21 and 22 of the Statement of Investment Practice No. 1 published by the Institute of Investment Management and Research were - and therefore PBIT for the most recently completed twelve month period was [pound sterling-]

         (e) Depreciation and amortisation for the most recently completed twelve month period was [pound sterling-] and therefore EBITDA was [pound sterling-]

         (f) EBITDA (on an annualised basis) for Subsidiaries acquired during the most recent twelve month period was [pound sterling-], EBITDA (on an annualised basis) for Subsidiaries disposed of during the most recent twelve month period was [pound sterling-] and therefore Adjusted EBITDA for the most recently completed twelve month period was [pound sterling-]; Earnings denominated in currencies other than Sterling were translated in accordance with paragraph (g) below

         (g) The exchange rates on the Test Date for the purpose of Adjusted EBITDA were -

         (h)      Borrowings at the Test Date were [pound sterling-]

         (i) Cash and Cash Equivalents at the Test Date was [pound sterling-]

         (j)      Excluded Cash at the Test Date was [pound sterling-]

         (k)      Net Borrowings at the Test Date were [pound sterling-]

         (l) Interest Payable for the most recently completed twelve month period was [pound sterling-]

         (m) Interest Receivable for the most recently completed twelve month period was [pound sterling-]

         (n) Net Interest Payable for the most recently completed twelve month period was [pound sterling-]

         (o) A reconciliation between the profit before interest and tax figure in the relevant accounts and PBIT is attached

         (p) A reconciliation between the profit before interest and tax figure in the relevant accounts and EBITDA is attached

         (q) The amount of Indebtedness referred to in paragraph (iv) of the definition of "BORROWINGS" is [pound sterling-].

2        RATIOS

------------------------------------------------------------------------------
                                    (i) CURRENT PERIOD    (ii) PREVIOUS PERIOD
------------------------------------------------------------------------------
                                    Covenant   Actual      Covenant   Actual
------------------------------------------------------------------------------
PBIT to Net Interest Payable
(Clause 19.6.1)
------------------------------------------------------------------------------
Net Borrowings to Adjusted
EBITDA (Clause 19.6.2)
------------------------------------------------------------------------------
Net Borrowings to Adjusted
EBITDA (Applicable Margin)
------------------------------------------------------------------------------


        Signed:_______________________________
               Director

                                   SCHEDULE 12
                              FORM OF ESCROW LETTER

                 [On the letterhead of ING Barings/Lloyds Bank]





         Misys plc
         Burleigh House
         Chapel Oak
         Salford Priors
         Worcestershire
         WR11 5SH

         and

         [Paying Agent]
         (the "PAYING AGENT")
                                                                         - 1997





         Dear Sirs

         We refer to the Credit Agreement (the "AGREEMENT") dated 5 September 1997 between Misys plc (the "BORROWER"), Baring Brothers Limited (trading as ING Barings) and Lloyds Bank Plc (trading as Lloyds Bank Capital Markets) as Arrangers, Lloyds Bank Plc as Agent and ING Bank N.V., London Branch and Lloyds Bank Plc (the "BANKS").

         For the purpose of this letter the "EFFECTIVE TIME" means the time of filing the Articles of Merger referred to in [-] with the Secretary of State of North Carolina in accordance with the North Carolina Business Corporation Act as notified to you by [-].

1 The Borrower agrees that it will drawdown funds under the Agreement amounting to U.S.$[-] (the "FUNDS") on the date the Effective Time is expected to occur (the "RELEVANT DATE") but prior to the occurrence of the Effective Time and that these will be paid to the Paying Agent at [account details].

2        The Paying Agent agrees that:

         (a) upon receipt it will hold the Funds in a separate designated account;

         (b) if the Effective Time occurs before 12 noon (New York City time) on the business day following the Relevant Date, the Funds will be held to the Borrower's order; and

         (c) if the Effective Time does not occur by 12 noon (New York City time) on the business day following the Relevant Date, the Funds will be held to the Banks' order and paid on such business day to:

                           [Lloyds Bank Plc]
                           [account details]

         Please indicate your acceptance by countersigning the enclosed copy of this letter.

        Yours faithfully

        ING BANK N.V., LONDON BRANCH       LLOYDS BANK PLC

        By:      By:





        Agreed:

        Misys plc

        By:



        Date:





        Agreed:

        [Paying Agent]

        By:



        Date:

                                   SCHEDULE 13
                            SINGLE EUROPEAN CURRENCY



1        EMU DEFINITIONS: FOR THE PURPOSES OF THIS SCHEDULE AND CLAUSE 29.3:

         "COMMENCEMENT DATE" means the date of commencement of the third stage of EMU (currently expected to be 1 January 1999) or on which circumstances arise which (in the opinion of the Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union

         "EMU" means Economic and Monetary Union as contemplated by the Treaty on European Union.

         "EMU LEGISLATION" means legislative measures of the Council of the European Union for the introduction of, changeover to or operation of a single or unified European currency (whether or not known as the euro), being in part the implementation of the third stage of EMU

         "EURO" means the single currency of participating member states to be introduced on the Commencement Date

         "EURO UNIT" means the currency unit of the euro as defined in the EMU legislation

         "NATIONAL CURRENCY UNIT" means the unit of currency (other than the euro unit) of a participating member state

         "PARTICIPATING MEMBER STATE" means each state so described in any EMU legislation and

         "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty of 7 February 1992.

2 Redenomination: Each obligation under this Agreement denominated in a national currency unit shall be redenominated into the euro unit in accordance with EMU legislation.

3 Advances: Any new Advance in the currency of a participating member state shall be denominated in the euro unit. For the avoidance of doubt, the Borrower may continue to request Advances to be made in national currency units until such time as such currencies cease to be freely available in the London inter-bank market.

4 Business Days: In relation to any amount denominated or to be denominated in the euro unit or a national currency unit, any reference to a Business Day shall be construed as a reference to a day (other than a Saturday or Sunday) on which:

         (i) such clearing or settlement system as the Agent may from time to time nominate for the purpose of clearing or settling payments in euro under this Agreement is operating and

         (ii) banks are open for business generally (including dealings in foreign exchange and foreign currency deposits) in the euro unit in London and on which the Trans-European Automated Real-time Gross Express Transfer system (TARGET) is operating.

5 Rate Fixing Days: In relation to any period for which an interest rate is to be determined under this Agreement in respect of an amount denominated or to be denominated in the euro unit or a national currency unit, "RATE FIXING DAY" means the day on which quotations would ordinarily be provided in the London inter-bank market for deposits in the relevant unit for delivery on the first day of that period. If for any such period quotations would ordinarily be provided on more than one day, the Rate Fixing Day for that period shall be whichever of those days is from time nominated by the Agent after consultation with the Borrower if reasonably practicable and (having regard to any convention or practice in the London inter-bank market).

6 Basis of Calculation: In relation to the currency of any state which becomes a participating member state, if the basis of calculation of interest or commitment fee specified in this Agreement (the "SPECIFIED BASIS") is determined by the Agent (acting reasonably) to be inconsistent with any convention or practice in the London inter-bank market for the calculation of interest or, as the case may be, that fee in respect of the euro, the specified basis shall be replaced by that convention or practice (as determined by the Agent (acting reasonably)) with effect from the date on which that state becomes a participating member state. However, if any Advance is outstanding in the currency of that state immediately prior to that date, such replacement shall only take effect in relation to that Advance in respect of any period after its then current Interest Period.

7 Place of Payment: In relation to a payment in the euro unit or a national currency unit, the "PLACE OF PAYMENT" shall be such financial centre in such participating member state (or in London) as the Agent (acting reasonably) shall from time to time nominate for this purpose.

8 Payments by the Agent to the Banks: Any amount payable by the Agent to any Bank under this Agreement in the currency of a participating member state shall be paid in the euro unit to such account with such bank in the Place of Payment as that Bank shall from time to time nominate for this purpose.

9 Payments System and the Agent: In relation to any payment by the Agent in the euro unit (whether it has received or expects to receive payment in the euro unit or a national currency unit), the Agent shall not be liable to any Obligor or any Bank for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of that amount in immediately available, freely transferable, cleared funds in the euro unit to the account with such bank in the Place of Payment as the relevant Obligor or Bank shall have nominated for this purpose. In this paragraph 9, "ALL RELEVANT STEPS" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time nominate for the purpose of clearing or settling payments in euro under this Agreement.

10 Rounding and other Consequential Changes: Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation:

         (i) each reference in this Agreement to a minimum amount (or an integral multiple of any amount) in a national currency unit to be paid to or by the Agent (including in relation to the amount of an Advance, a cancellation or a prepayment) shall be replaced by a reference to such reasonably comparable and convenient amount in the euro unit as the Agent may from time to time specify and

         (ii) save as expressly provided in this Schedule, this Agreement (including the timetables in Schedule 7 shall be subject to such changes as the Agent may from time to time specify to be necessary to reflect the introduction of, changeover to or operation of the euro in any participating member state and/or to reflect any convention or practice in the London inter-bank market, but nothing in this paragraph 10, nor any change pursuant to paragraph 10(ii), shall reduce or increase any actual or contingent liability of any party under this Agreement.

11 Increased Costs: The Borrower shall from time to time on demand (whenever made) pay to the Agent for its own account or, as the case may be, for the account of the Arranger or the relevant Bank the amount certified by it to be necessary to indemnify it against any cost, reduction, payment or forgone interest or other return which:

         (i) is of a type referred to in Clause 13.1.1, 13.1.2 or 13.1.3 (Increased Costs Indemnity) and

         (ii) results from the introduction of, changeover to or operation of the euro in any participating member state except as provided in Clause 13.2 (Exceptions) and except to the extent that it is compensated for by Mandatory Costs.

12 EMU Legislation: Despite paragraphs 2 (Redenomination) and 8 (Payments by the Agent to the

         Banks), if and to the extent that any EMU legislation provides that an amount which is:

         (i) denominated either in the euro unit or in the national currency unit of a participating member state and

         (ii) payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, any party to this Agreement due to make such a payment may pay any such amount either in the euro unit or in that national currency unit.

                                   SCHEDULE 14
                  FORM OF CERTIFICATE RELATING TO ACQUISITIONS

        To:      Lloyds Bank Plc
                (as Agent for the banks
                participating in the Credit Agreement
                referred to below)



         Certificate[Date]



         I refer to the agreement (as from time to time amended, varied, restated or supplemented (the "CREDIT AGREEMENT") dated 5 September 1997 and made between Misys plc (the "BORROWER") as borrower, Baring Brothers Limited (trading as ING Barings) and Lloyds Bank Plc (trading as Lloyds Bank Capital Markets) as arrangers, Lloyds Bank Plc as agent and the financial institutions and banks referred as Banks therein. Terms defined in the Credit Agreement shall have the same meaning herein and references to Clauses are to Clauses in the Credit Agreement.

         I confirm that the requirements of Clause 19.7 of the Credit Agreement will not be breached as a result of the acquisition(s) contemplated at the date of this certificate



         Signed:
                 ..........................................
                 Director

         This Agreement has been entered into on the date stated at the beginning.

         MISYS PLC
         as Borrower

         Burleigh House
         Chapel Oak
         Salford Priors
         Worcestershire
         WR11 5SH



Fax No:            01386 871045
Attention:         Group Treasurer




         BARING BROTHERS LIMITED
         as Arranger
         60 London Wall
         London EC2M 5TQ




Fax No:       0171 767 7157
Attention:    Director, Acquisition Finance and Debt Advisory Group





         LLOYDS BANK PLC
         as Arranger
         St George's House
         PO Box 787
         6-8 Eastcheap
         London EC3M 1LL

         Fax No:  0171 661 4677

         Attention:  Capital Markets Group

        LLOYDS BANK PLC
        as Agent

        Loans Administration Department
        Bank House
        Wine Street
        Bristol
        B51 2AN



Fax No:            0117 923 3317
Telex No:          888301
Attention:         Loans Administration





        LLOYDS BANK PLC
        as Overdraft Facility Bank

        Loans Administration Department
        Bank House
        Wine Street
        Bristol
        B51 2AN



Fax No:            0117 923 3317
Telex No:          888301
Attention:         Loans Administration

        THE REVOLVING CREDIT FACILITY BANKS


                                           REVOLVING CREDIT FACILITY
                                           COMMITMENT
ING Bank N.V., London Branch               U.S.$46,271,186.43

Lloyds Bank Plc                            U.S.$ 46,271,186.43


Bank of Montreal                           U.S.$ 33,050,847.47


Banque Paribas                             U.S.$ 26,440,677.96


Bayerische Landesbank                      U.S.$ 33,050,847.47


The Chase Manhattan Bank                   U.S.$ 26,440,677.96


COMMERZBANK AG                             U.S.$ 26,440,677.96


NATIONSBANK N.A.                           U.S.$ 26,440,677.96


NATIONAL WESTMINSTER BANK PLC              U.S.$ 33,050,847.47


THE ROYAL BANK OF SCOTLAND                 U.S.$ 33,050,847.47
PLC

SCOTIABANK EUROPE PLC                      U.S.$ 33,050,847.47


WACHOVIA BANK, N.A.                        U.S.$ 26,440,677.96

-------                                    -------------------
Totals                                     U.S.$390,000,000

                                   SCHEDULE 4
                                   GUARANTORS


Kindle Banking Systems Ltd
Midas Kapiti International Limited
Misys Financial Systems Limited
Kapiti Limited
Midas Kapiti International PTE Limited
ACT Financial Systems Limited
Midas Kapiti International SA
Countrywide Insurance Marketing Limited
Midas Kapiti Germany GmbH
Midas Kapiti International Ltd
Quotient SA
The Frustrum Group Inc.
Medic Computer Systems Inc.
Midas Kapiti International Pty Limited

        This Agreement has been entered into on the date stated at the beginning.


THE BORROWER
MISYS PLC

Burleigh House
Chapel Oak
Salford Priors
Worcestershire WR11 5SH
Fax No:                                    01386 871 045
Attention:                                 Group Treasurer
By: H. EVANS

The Guarantors
KINDLE BANKING SYSTEMS LTD
By: H. EVANS

MIDAS KAPITI INTERNATIONAL LIMITED
By: H. EVANS

MISYS FINANCIAL SYSTEMS LIMITED
By: H. EVANS

KAPITI LIMITED
By: H. EVANS

MIDAS KAPITI INTERNATIONAL PTE LIMITED
By: H. EVANS

ACT FINANCIAL SYSTEMS LIMITED
By: H. EVANS

MIDAS KAPITI INTERNATIONAL SA
By: H. EVANS




COUNTRYWIDE INSURANCE MARKETING
LIMITED
By: H. EVANS

MIDAS KAPITI GERMANY GMBH
By: H. EVANS


MIDAS KAPITI INTERNATIONAL LTD
By: H. EVANS


QUOTIENT SA
By: H. EVANS


THE FRUSTRUM GROUP INC.
By: H. EVANS


MEDIC COMPUTER SYSTEMS INC.
By: H. EVANS


MIDAS KAPITI INTERNATIONAL PTY LIMITED
By: H. EVANS


The Arrangers
BARING BROTHERS LIMITED
60 London Wall
London EC2M 5TQ
Fax No:                                    0171 767 7071
Attention:                                 Director, Acquisition Finance
By: JAMES ROWE

LLOYDS BANK PLC CAPITAL MARKETS
St George's House
PO Box 787
6-8 Cheapside
London EC3M 1LL
Fax No:                                    0171 661 4677
Attention:                                 Capital Markets Group
By: M.J.E. DUTFIELD

THE ACQUISITION FACILITY BANKS AND THE REVOLVING
CREDIT FACILITY BANKS
ING BANK N.V., LONDON BRANCH
By: JAMES ROWE


LLOYDS BANK PLC
By: M.J.E. DUTFIELD


BANK OF MONTREAL
By: ALEX HERBERT


BANQUE PARIBAS
By: M.J.E. DUTFIELD


BAYERISCHE LANDESBANK
By: M.J.E. DUTFIELD


THE CHASE MANHATTAN BANK
By: KATHRYN JEPSON


COMMERZBANK AG
By: NICHOLAS SIMMONDS
      BERND MEIST


NATIONSBANK N.A.
By: J. WADE


NATIONAL WESTMINSTER BANK PLC
By: M.J.E. DUTFIELD


THE ROYAL BANK OF SCOTLAND PLC
By: J.H.M. HARE


SCOTIABANK EUROPE PLC
By: P. SHANLEY


WACHOVIA BANK, N.A.
By: M.J.E. DUTFIELD

THE OVERDRAFT FACILITY BANK
LLOYDS BANK PLC
Loans Administration Department
Commercial Banking,
Corporate Office,
Victoria Square House
Birmingham
Fax No:                                   0121 625 3607
Attention:                                Jane Smith
By: M.J.E. DUTFIELD

The Agent
LLOYDS BANK PLC CAPITAL MARKETS
Loans Administration Department
Bank House
Wine Street
Bristol BS1 2AN
Fax No:                                   0117 923 3317
Attention:                                Loans Administration
By: M.J.E. DUTFIELD

                                CREDIT AGREEMENT
                             dated 5 September 1997
                (as amended by the Supplemental Credit Agreement
           dated 24 November 1997 and the Second Supplemental Credit
                         Agreement dated 19 June 1998)


               as further amended and restated on - 1998



                                    MISYS PLC
                                   as Borrower


                                   ING BARINGS
                           LLOYDS BANK CAPITAL MARKETS
                                  as Arrangers


                      THE BANKS AND FINANCIAL INSTITUTIONS
                                  NAMED HEREIN



                                 LLOYDS BANK PLC
                           as Overdraft Facility Bank


                           LLOYDS BANK CAPITAL MARKETS
                                    as Agent



                                  Ref: JMS/JLM

                                TABLE OF CONTENTS

1  Interpretation                                        10

2  The Facilities                                        22

3  Conditions Precedent                                  23

4  Drawdown of Revolving Credit Facility                 23

5  Overdraft Facility                                    24

6  Repayment and Prepayment                              25

7  Cancellation                                          26

8  Interest                                              26

9  Multicurrency Option                                  27

10 Fees                                                  28

11 Taxes                                                 28

12 Illegality                                            29

13 Increased Costs                                       30

14 Change in Market Conditions                           31

15 Mitigation                                            31

16 Payments                                              32

17 Representations and Warranties                        33

18 Information                                           38

19 Undertakings                                          39

20 Default                                               44

21 Default Interest                                      47

22 Indemnities                                           48

23 Guarantee                                             49

24 The Agent                                             51

25 Set-Off/Pro Rata Sharing                              55

26 Expenses and Stamp Duty                               56

27 Calculations and Evidence                             56

28 Novation                                              57

29 Remedies, Waivers, Amendments and Consents            58

30 Communications                                        59

31 Partial Invalidity                                    59

32 Nature of Rights and Obligations                      59

33 Counterparts                                          60

34 Governing Law and Jurisdiction                        60



        SCHEDULE 1
        Information Package                                             62

        SCHEDULE 2
        Mandatory Costs                                                 63

        SCHEDULE 3
        Novation Notice                                                 65

        SCHEDULE 4
        Notice requesting Advance                                       67

        SCHEDULE 5
        Principal Subsidiaries                                          68

        SCHEDULE 6
        Borrower's Confirmation of Unconditionality                     69

        SCHEDULE 7
        Timetables                                                      70

        SCHEDULE 8A
        Form of Guarantor Accession Deed                                72

        SCHEDULE 8B
        Form of Guarantor Accession Deed (French Guarantor)             73

        SCHEDULE 8C

        Form of Guarantor Accession Deed (German Guarantor)             74

        SCHEDULE 9
        Documents to Accompany Form of Guarantor Accession Deed         75

        SCHEDULE 10
        Form of Linklaters & Paines Opinion                             76

        SCHEDULE 11
        Form of Compliance Certificate                                  79

        SCHEDULE 12
        Form of Escrow Letter                                           81

        SCHEDULE 13
        Single European Currency                                        83

        SCHEDULE 14
        Form of Certificate relating to acquisitions                    86